The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to 424(b)(2)
Registration No. 333-130214

SUBJECT TO COMPLETION

Preliminary Prospectus Supplement dated December 9, 2005

PROSPECTUS SUPPLEMENT
(To prospectus dated December 8, 2005)

Fixed Rate/Floating Rate Trust Preferred Securities

BNSF Funding Trust I

    % Fixed Rate/Floating Rate Trust Preferred Securities

(Liquidation Amount $1,000 per Trust Preferred Security)

Guaranteed to the extent described in this prospectus supplement by

Burlington Northern Santa Fe Corporation

Each of the     % Fixed Rate/Floating Rate Trust Preferred Securities, which we refer to in this prospectus supplement as the “trust preferred securities,” represents an undivided beneficial ownership interest in the assets of BNSF Funding Trust I, or the trust, a Delaware statutory trust. Burlington Northern Santa Fe Corporation, or BNSF, a Delaware corporation, will own all of the trust common securities.

The only assets of the trust will be     % Fixed Rate/Floating Rate Junior Subordinated Notes, due     , 2055, issued by BNSF which we refer to in this prospectus supplement as the “junior subordinated notes,” and related proceeds. The trust will pay distributions on the trust preferred securities only from the proceeds, if any, of interest payments on the junior subordinated notes. The junior subordinated notes will bear interest from the date they are issued to December     , 2025, at the annual rate of     % of their principal amount, payable semi-annually in arrears on         and         of each year, beginning     , 2006 and thereafter will bear interest at an annual rate equal to the 3-month LIBOR Rate plus     %, reset quarterly, payable quarterly in arrears on         ,         ,        and      of each year beginning                     , 2026.

We may elect to defer interest payments on the junior subordinated notes as described in this prospectus supplement. In addition and as further described in this prospectus supplement, if we have optionally deferred interest payments for a period of more than five consecutive years or if we have failed to satisfy certain financial tests, we will be required to sell our common stock and/or perpetual non-cumulative preferred stock and to pay interest on the junior subordinated notes only from the net proceeds of those sales. If we do not pay interest on the junior subordinated notes, the trust will not make the corresponding distributions on the trust preferred securities. BNSF will guarantee payment of distributions on the trust preferred securities only to the extent BNSF makes corresponding payments to the trust on the junior subordinated notes.

We may redeem the junior subordinated notes in whole or in part, on or after December     , 2025 at the Optional Redemption Price; in whole or in part, at any time prior to December     , 2025 at the Make-Whole Optional Redemption Price; or in whole, but not in part, upon the occurrence of a tax event or a regulatory event at the Make-Whole Special Event Redemption Price, all as described in this prospectus supplement.

To the extent we redeem any junior subordinated notes, the trust must redeem a corresponding amount of the trust preferred securities and the trust common securities.

Investing in the trust preferred securities involves risks. See “ Risk Factors” beginning on page S-12 of this prospectus supplement to read about certain factors you should consider before buying the trust preferred securities.

	Per Trust Preferred Security	Total
Initial public offering price (1)	$	$
Underwriting discounts and commissions (2)	$	$
Proceeds, before expenses, to BNSF Funding Trust I	$	$
(1)	Plus accumulated distributions, if any, from , if settlement occurs after that date.
(2)	Underwriting commissions on the sale of the trust preferred securities will be paid by BNSF in consideration of the purchase by the trust of the “junior subordinated notes.”

The underwriters expect to deliver the trust preferred securities in book-entry form only through the facilities of The Depository Trust Company on or about             .

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Goldman, Sachs & Co.

Joint Book-Runners and Joint Structuring Coordinators

Co-Managers

Banc of America Securities LLC	JPMorgan
Barclays Capital	Wachovia Securities

Prospectus Supplement dated December     , 2005.

i

SUMMARY INFORMATION—THE OFFERING

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the trust preferred securities, see “Description of the Trust Preferred Securities” in this prospectus supplement.

Issuer	BNSF Funding Trust I, a Delaware statutory trust. The only assets of the trust are the junior subordinated notes due , 2055 of BNSF.

Securities Offered	trust preferred securities, each with a liquidation amount of $1,000. The trust preferred securities will represent undivided beneficial interests in the assets of the trust.

Guarantor	BNSF.

Distributions	Holders of the trust preferred securities will receive distributions of their pro rata share of any cash payments received by the trust on the junior subordinated notes.

Fixed Rate Distributions. The junior subordinated notes will bear interest from the date they are issued to December     , 2025, which we refer to as the fixed rate period, at the annual rate of         % of their principal amount, payable semi-annually in arrears on                      and                      of each year (or, if not a business day, the next business day), beginning                     , 2006. If interest payments are deferred or otherwise not paid during the fixed rate period, they will accrue and compound until paid at the annual rate of          %.

Floating Rate Distributions. The junior subordinated notes will bear interest from December     , 2025 to their maturity at an annual rate equal to the 3-month LIBOR Rate plus         %, reset quarterly, payable quarterly in arrears on                     ,                     ,                  and                      of each year (or, if not a business day, the next business day). If interest payments are deferred or otherwise not paid during the floating rate period, they will accrue and compound until paid at the prevailing floating rate.

For a more complete description of interest payable on the junior subordinated notes, see “Description of the Junior Subordinated Notes—Interest.”

Optional Deferral

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of five consecutive years (an “Optional Deferral Period”), provided that:

•	we may not optionally defer interest payments on or after the maturity date of, or redemption date for, the junior subordinated notes; and

•	we may not optionally defer interest payments once we have failed to pay (i) optionally deferred interest otherwise due for a period of ten consecutive years or (ii) any interest otherwise due for a period of twelve consecutive years for any reason.

Deferred interest not paid on an interest payment date will be compounded and bear interest from that interest payment date at the then prevailing interest rate until paid, as described under “Description of the Junior Subordinated Notes—Interest.”

We may pay accrued and unpaid interest at any time during an Optional Deferral Period. If we fail to pay all accrued and unpaid interest by the end of an Optional Deferral Period, we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism (which terms are defined below) and use the net proceeds of those sales to pay accrued and unpaid interest to the extent described below under “Obligations After Five Years of Optional Deferral.”

Once we pay all accrued and unpaid interest resulting from our optional deferral of interest, we may later defer interest again for a new Optional Deferral Period, subject to the same limitations.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of trust preferred securities.

For purposes of determining the number of consecutive interest payment dates during an Optional Deferral Period, we will exclude any payment date during a Mandatory Trigger Period. We may not elect to defer interest payments on the junior subordinated notes during a Mandatory Trigger Period, as described below.

Obligations After Five Years of Optional Deferral	If we fail to pay all accrued and unpaid interest on the junior subordinated notes for a period of five consecutive years following the commencement of an Optional Deferral Period,

•	unless prevented by a Market Disruption Event (as defined below), we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, as described under “Alternative Payment Mechanism,” or an event of default under the indenture governing the junior subordinated notes will occur; and

•	we will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

Our failure to pay interest on the junior subordinated notes for an additional period of up to five consecutive years following an Optional Deferral Period will not constitute an event of default under the indenture so long as a Market Disruption Event is continuing. See “Description of the Junior Subordinated Notes—Market Disruption Events.” However, an event of default under the indenture will occur notwithstanding any Market Disruption Event, if we fail to pay all accrued and unpaid interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period (excluding payment dates during any Mandatory Trigger Period, as defined below).

Obligations During Mandatory Trigger Period	During any period when we are not in compliance with the financial tests described under “Description of Junior Subordinated Notes—Mandatory Trigger Event” (each a “Mandatory Trigger Period”),

•	unless prevented by a Market Disruption Event (as defined below), we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, as described under “Alternative Payment Mechanism,” or an event of default under the indenture will occur; and

•	we will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

Our failure to pay interest on the junior subordinated notes during a Mandatory Trigger Period will not constitute an event of default under the indenture if a Market Disruption Event has occurred and is continuing during the Mandatory Trigger Period. See “Description of the Junior Subordinated Notes—Market Disruption Events.”

A Mandatory Trigger Period will start, with respect to any interest period, on the applicable Trigger Determination Date if a Mandatory Trigger Event has then occurred and end on the earlier of (A) the next Trigger Determination Date on which the Mandatory Trigger Event is no longer continuing or (B) our failure to pay all accrued and unpaid interest on the junior subordinated notes pursuant to the Alternative Payment Mechanism for more than seven consecutive years during which a Mandatory Trigger Event has occurred and is continuing. The Trigger Determination Date for any interest period will be the 30th day prior to the interest payment date for such interest period. After the Mandatory Trigger Period has ended, we may pay all accrued and unpaid interest on the junior subordinated notes or defer interest payments in our discretion (subject to the general rules described under “Optional Deferral”), provided that we must pay all interest that accrued during the Mandatory Trigger Period pursuant to the Alternative Payment Mechanism by the end of the Optional Deferral Period. However, an event of default under the indenture will occur, notwithstanding any combination of optional deferrals and Mandatory Trigger Periods, if we fail to pay all accrued and unpaid interest on the junior subordinated notes for a period of twelve consecutive years.

If, because of a Market Disruption Event, we do not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to us commences during that period. Accordingly, if a Mandatory Trigger Period and a Market Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as five years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims.

We have agreed that during a Mandatory Trigger Period we will not and will not permit any of our subsidiaries to redeem, purchase or make a liquidation payment in respect of any of our common stock and/or perpetual non-cumulative preferred stock, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes—Obligations During Mandatory Trigger Period.”

Alternative Payment Mechanism	Subject to the exclusion described in “Market Disruption Events” below, if:

•	we have optionally deferred interest payments otherwise due on the junior subordinated notes for a period of more than five consecutive years; or

•	a Mandatory Trigger Event has occurred and is continuing,

we will be required to sell our common stock and/or Qualifying Preferred Stock until we have raised an amount of Eligible Equity Proceeds at least equal to the aggregate amount of interest on the junior subordinated notes that will be accrued and unpaid as of the next interest payment date. We will be required to pay all accrued and unpaid interest on the junior subordinated notes on the next interest payment date to the extent, and only to the extent, of those Eligible Equity Proceeds.

Absent a Market Disruption Event, our failure to raise sufficient Eligible Equity Proceeds and to pay all accrued and unpaid interest on the junior subordinated notes with Eligible Equity Proceeds on the next succeeding interest payment date will constitute an event of default under the indenture.

For each interest payment date, “Eligible Equity Proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) we have received during the 180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities to persons that are not our affiliates:

•	shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	shares of our Qualifying Preferred Stock, provided that the total amount of Eligible Equity Proceeds raised during the term of the junior subordinated notes from the sale of our Qualifying Preferred Stock may not exceed 25% of the aggregate initial face value of the junior subordinated notes, or $ .

Market Disruption Events	A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue shares of our common stock and/or Qualifying Preferred Stock and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval; or

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of our common stock and/or perpetual non-cumulative preferred stock would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a Market Disruption Event with respect to more than one interest payment date during the fixed rate period or more than two interest payment dates during the floating rate period.

We will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 10 and no less than five business days in advance of that interest payment date certifying that:

•	a Market Disruption Event was existing after the immediately preceding interest payment date;

•	and either (a) the Market Disruption Event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period but we were unable after best efforts to raise sufficient Eligible Equity Proceeds during the rest of that period to pay all accrued and unpaid interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed.

If, due to a Market Disruption Event, we were able to raise some, but not all, Eligible Equity Proceeds in respect of an interest payment date, we will apply any available Eligible Equity Proceeds to pay accrued and unpaid interest on the applicable interest payment date, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated notes; provided, however, that if we have outstanding securities in addition to the junior subordinated notes under which we are obligated to sell shares of common stock and/or Qualifying Preferred Stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest shall be applied to the junior subordinated notes and those other securities on a pro rata basis.

Dividend Stopper

Subject to certain exceptions, we have agreed that we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes, or make any guarantee payments with respect to those securities, unless:

•	all accrued and unpaid interest on the junior subordinated notes and all accumulated and unpaid distributions on the trust preferred securities have been paid in full as of the most recent interest payment date,

•	no event of default under the instrument governing the junior subordinated notes has occurred and is continuing, and

•	we are not in default under the guarantee (as described under “Description of the Guarantee”).

Guarantee

BNSF will irrevocably and unconditionally guarantee (as described under “Description of the Guarantee”), on a junior subordinated basis, the payment in full of: (i) any accumulated and unpaid distributions on, and the amount payable upon redemption of, the trust preferred securities to the extent we have made a payment to the trust of interest or principal on the junior subordinated notes and (ii) generally, the liquidation amount of the trust preferred securities to the extent the trust has assets available for distribution to holders of the trust preferred securities.

Ranking of the Junior Subordinated Notes and Guarantee

Our payment obligations under the junior subordinated notes and our guarantee will be subordinate and rank junior in right of payment to all of our indebtedness for borrowed money, indebtedness evidenced by notes or other securities, capitalized lease obligations and other senior indebtedness, excluding trade account payables and certain other liabilities arising in the ordinary course of business and any Pari Securities. “Pari Securities” means (i) any indebtedness, the terms of which (x) permit deferral of interest for a period that is equal to or exceeds ten years before the holders thereof may require the acceleration of such indebtedness on account of such interest deferral, (y) limit the source of funds for payment of deferred interest (other than in the event of repayment at maturity or earlier redemption or acceleration) by reference to the proceeds from issuances and sales of capital stock and (z) provide that it ranks equally with the junior subordinated notes; and (ii) guarantees, if any, of such indebtedness described in (i) and guarantees, if any, of securities similar to the trust securities of financing vehicles similar to the trust to which such indebtedness described in (i) has been issued.

None of the trust preferred securities, the junior subordinated notes or the guarantee will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the junior subordinated notes.

Optional Redemption	We may redeem the junior subordinated notes:

(1) in whole or in part, at any time and from time to time on or after December     , 2025 at a redemption price (which we refer to as the “Optional Redemption Price”) equal to the aggregate principal amount of the junior subordinated notes to be redeemed, plus all accrued and unpaid interest thereon to but not including the redemption date; or

(2) in whole or in part at any time prior to December     , 2025 at a redemption price (which we refer to as the “Make-Whole Optional Redemption Price”) equal to the greater of:

•	100% of the principal amount of the junior subordinated notes being redeemed, and

•	as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.

To the extent we redeem any junior subordinated notes, the trust must redeem a Like Amount of the trust preferred securities and the trust common securities.

Neither the junior subordinated notes nor the trust preferred securities are redeemable at the option of their holders.

We define the term “Like Amount” in “Description of the Trust Preferred Securities—Redemption.”

Special Event Redemption

We may redeem the junior subordinated notes in whole, but not in part, within 90 days following the occurrence of a tax event or a regulatory event (each as defined under “Description of the Junior Subordinated Notes—Special Event Redemption”) at a redemption price (which we refer to as the “Special Event Redemption Price”) equal to the greater of:

•	100% of the principal amount of the junior subordinated notes being redeemed, and

•	as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.

If we redeem the junior subordinated notes, the trust must redeem the trust preferred securities and trust common securities at a redemption price corresponding to the redemption price of the junior subordinated notes.

Replacement Capital Covenant	Around the time of the initial issuance of the junior subordinated notes, we will enter into a Replacement Capital Covenant (as defined under “Description of the Replacement Capital Covenant”) in which we will covenant for the benefit of holders of a designated series of our indebtedness, other than the junior subordinated notes, that we will not redeem the junior subordinated notes and the trust will not redeem the trust preferred securities on or before                     , 2040 except, with certain limited exceptions, to the extent that during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of specified securities with equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the junior subordinated notes at the time of such redemption or repurchase. The Replacement Capital Covenant is not intended for the benefit of holders of the junior subordinated notes or trust preferred securities and may not be enforced by them, and the Replacement Capital Covenant is not a part of the indenture for the junior subordinated notes.

Liquidation Amount

If the trust is liquidated without distribution of the junior subordinated notes to the holders of trust preferred securities, the outstanding principal amount of the junior subordinated notes will become due and payable, together with any accrued and unpaid interest, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated notes, up to the liquidation amount of $1,000 per trust preferred security plus any accumulated and unpaid distributions.

Additional Taxes and Expenses

We are required to pay all additional taxes and other expenses of the trust. See “Description of the Trust Preferred Securities—Expenses of the Trust.” Consequently, if the trust or we incur additional taxes due to a tax event or a regulatory event and we do not elect to redeem the junior subordinated notes or liquidate the trust, the amount of distributions then due and payable by the trust on the outstanding trust preferred securities will not be reduced as a result of the tax event or a regulatory event.

Voting Rights; Enforcement

Generally, the holders of the trust preferred securities will have no voting rights. However, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee by the declaration of trust, including the right to direct the property trustee, as holder of the trust preferred securities: (i) to exercise rights against us under the junior subordinated notes and (ii) to consent to any amendment, modification or termination of the junior subordinated notes, guarantee or other applicable transaction documents where that consent is required. We describe those rights under “Description of the Trust Preferred Securities—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

In addition, if an event of default under the indenture or the declaration of trust has occurred and is continuing, holders of a majority in liquidation amount of the trust preferred securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee will have the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated notes, including the right to enforce our obligations under the junior subordinated notes upon the occurrence of an event of default under the indenture, and will also have the right to enforce the guarantee on behalf of the holders of the trust preferred securities. No holder of the trust preferred securities may institute any action directly against us under the indenture unless:

•	that holder previously shall have given to the property trustee written notice of default and its continuance,

•	the holders of not less than 25% in principal amount of the trust preferred securities then outstanding shall have requested the property trustee to institute that action and shall have offered the trustee reasonable indemnity, and

•	the property trustee shall not have instituted that action within 90 days of that request.

Notwithstanding the foregoing, if an event of default under the declaration of trust occurs and is continuing and is caused by our failure to pay interest or principal on the junior subordinated notes or we have failed to make a payment with respect to the guarantee, a holder of the trust preferred securities may directly institute a proceeding against us for enforcement of that payment.

Use of Proceeds

The trust will use all of the proceeds from the sale of the trust preferred securities to acquire junior subordinated notes issued by us. We intend to use approximately 75% of the proceeds from the sale of the junior subordinated notes to repurchase common stock through a share repurchase arrangement, and the remainder for general corporate purposes, including, but not limited to, working capital, capital expenditures, repurchases of our common stock pursuant to our share repurchase program and the repayment of commercial paper that may be outstanding.

Certain ERISA Considerations

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (or entities which may be deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the trust preferred securities if the conditions of one or more prohibited transaction statutory or administrative exemptions are satisfied. Each purchaser, acquirer or holder of a trust preferred security or any interest therein will be deemed to have represented and warranted by its purchase, acquisition or holding, as applicable, thereof that either: (i) no assets of a Plan, a governmental plan, a church plan or any trust established with respect to a Plan, a governmental or a church plan have been used to acquire the trust preferred security or any interest therein; or (ii) the purchase, holding and disposition of the trust preferred security, as well as the indirect purchase and holding of the junior subordinated notes, or an interest in any of the foregoing by a Plan, a governmental plan, a church plan or any trust established with respect to a Plan, a governmental plan or a church plan are and will be exempt from the prohibited transaction restrictions of ERISA, the Code and any provisions of state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”), as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions. Each Plan fiduciary (and each fiduciary for a governmental plan or a church plan subject to Similar Law) should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, the Code or such Similar Laws of an investment in any of the trust preferred securities. See “Certain ERISA Considerations.”

Federal Income Tax Considerations

In connection with the issuance of the trust securities (as defined below under “Description of the Trust Preferred Securities—General”), Sidley Austin Brown & Wood LLP, as special tax counsel, will render its opinions to us and the trust that, for United States federal income tax purposes, (i) the trust will be classified as a grantor trust and not an association taxable as a corporation and (ii) the junior subordinated notes should be classified as indebtedness. These opinions are subject to certain customary conditions. See “Certain United States Federal Income Tax Considerations.”

Each purchaser of trust preferred securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial interest in the junior subordinated notes, and to treat the junior subordinated notes as indebtedness for all United States federal, state and local tax purposes. We intend to treat the trust and the junior subordinated notes in the same manner.

A holder of the trust preferred securities thus will include its proportionate share of income and deductions on the junior subordinated notes for United Stated federal tax purposes. If a deferral of an interest payment occurs (whether at our option or due to a Market Disruption Event), the holders of the trust preferred securities will be required to accrue income for United States federal income tax purposes in an amount of the accumulated distributions on the trust preferred securities, in the form of original issue discount, even though cash distributions are deferred and even though they may be cash basis taxpayers.

Risk Factors

See “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and the reports of BNSF incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the trust preferred securities.

RISK FACTORS

In addition to the other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference, you should carefully consider the following risk factors in evaluating an investment in the trust preferred securities.

Risks Relating to the Trust Preferred Securities

You will not receive distributions on the trust preferred securities if we elect to defer interest on the junior subordinated notes or are prohibited from paying interest by the terms of the indenture.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years, as described in this prospectus supplement under “Description of the Junior Subordinated Notes—Optional Deferral of Interest.” In addition, we will be prohibited from paying interest, except from the net proceeds of certain sales of our common stock and/or Qualifying Preferred Stock, in the circumstances described under “Description of the Junior Subordinated Notes—Obligations After Five Years of Optional Deferral” and “Description of the Junior Subordinated Notes—Obligations During Mandatory Trigger Period.” If we fail to pay interest on the junior subordinated notes, the trust will make no distributions on the trust preferred securities.

We may not be able to sell stock when and in the amount necessary to pay interest.

We may not be able to raise sufficient Eligible Equity Proceeds to pay all accrued and unpaid interest on the junior subordinated notes when we are required to pay interest to the extent, and only to the extent, of those Eligible Equity Proceeds. We are required to so raise Eligible Equity Proceeds if we have optionally deferred interest otherwise due on the junior subordinated notes for a period of five consecutive years or if a Mandatory Trigger Event has occurred and is continuing. Our failure to pay interest during that time will not constitute an event of default so long as a Market Disruption Event is continuing. Our ability to sell our stock will depend on a variety of factors within and beyond our control, including, without limitation, our financial performance, the strength of the equity markets generally, the relative demand for stock of companies within our industry, dilution caused by prior stock offerings, and the expectation among investors that future stock offerings may cause additional dilution. It is possible that we may need shareholder approval to sell our stock, for example to approve an amendment to our certificate of incorporation increasing the number of authorized shares or to comply with stock exchange regulation, and we may not be successful in obtaining this approval. In addition, our ability to issue preferred stock pursuant to the Alternative Payment Mechanism will be constrained by a provision of the indenture restricting preferred stock issuances to 25% of the aggregate initial face value of the junior subordinated notes, or $            . If we do not sell sufficient stock to fund interest payments in these circumstances, we will not be permitted to pay interest to the trust, even if we have cash available from other sources.

We may fail to pay interest for a period of up to twelve consecutive years without the occurrence of an event of default.

If one or more Optional Deferral Periods occurs consecutively with one or more Mandatory Trigger Periods during which we are unable to sell sufficient stock because of the continuance of a Market Disruption Event, we may fail to pay interest for a period of up to twelve consecutive years without the occurrence of an event of default. Even without the occurrence of a Mandatory Trigger Period, if we are unable to raise sufficient Eligible Equity Proceeds after we have optionally deferred interest payments on the junior subordinated notes for a period of five consecutive years because of the continuance of a Market Disruption Event, we may fail to pay accrued interest on the junior subordinated notes for a period of up to ten consecutive years without the occurrence of an event of default. In either case, holders of trust preferred securities will receive no or limited current income on the trust preferred securities and, so long as we are otherwise in compliance with our obligations, will have no remedies against the trust or us for non-payment.

If the holders of the trust preferred securities waive our covenant to pay interest in certain circumstances only from Eligible Equity Proceeds, our credit rating may be negatively affected.

The indenture governing the junior subordinated notes contains covenants that limit interest payments during a Mandatory Trigger Period or if we have optionally deferred interest payments otherwise due on the junior subordinated notes for more than five consecutive years. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding trust preferred securities, and no holder of our senior indebtedness has the right to enforce these covenants. Although, in the short term, the holders of the trust preferred securities may have an economic incentive to waive these covenants in order to receive interest for prior or current periods, if those covenants are waived and we pay interest from sources other than the proceeds of sales of our stock, our credit rating may be negatively affected. Changes in our credit rating may have an adverse effect on our business or financial condition, which may prevent us from being able to pay interest on the junior subordinated notes.

Holders of the trust preferred securities will be required to recognize income for U.S. federal income tax purposes at the time interest accrues, whether or not they actually receive interest income at that time.

If a deferral of an interest payment on the junior subordinated notes occurs (whether at our option or due to a Market Disruption Event), which would cause a corresponding deferral of distributions on the trust preferred securities, each holder of the trust preferred securities will be required to accrue income for United States federal income tax purposes in the amount of the accumulated distributions on the trust preferred securities, in the form of original issue discount. In that event, you, as a holder of trust preferred securities,

•	will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that income; and

•	will not receive the cash related to that income from the trust if you dispose of your trust preferred securities prior to the applicable record date for any distributions of those amounts.

We may elect to cause the redemption of the trust preferred securities without premium when prevailing interest rates are relatively low.

We may redeem the junior subordinated notes:

•	in whole or in part, at any time on or after December , 2025 at the Optional Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Optional Redemption; or

•	in whole or in part, at any time prior to December , 2025 at the Make-Whole Optional Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Optional Redemption;”

•	in whole, but not in part, upon the occurrence of a tax event or a regulatory event at the Make-Whole Special Event Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Special Event Redemption.”

To the extent we redeem any junior subordinated notes, the trust must redeem a Like Amount of the trust preferred securities and the trust common securities. We may choose to redeem the junior subordinated notes for a variety of reasons, including when prevailing interest rates are lower than the then applicable interest rate on the junior subordinated notes. In that case, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the junior subordinated notes.

The trust preferred securities are effectively subordinated to substantially all of our direct indebtedness.

Our payment obligations under the junior subordinated notes and our guarantee will be subordinate and rank junior in right of payment to all of our indebtedness for borrowed money, indebtedness evidenced by notes or other securities, capitalized lease obligations and other senior indebtedness, excluding trade account payables and certain other liabilities arising in the ordinary course of business and any Pari Securities. We cannot make any payments on the junior subordinated notes or the guarantee if we have defaulted on a payment of senior indebtedness and do not cure the default within the applicable grace period, or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full.

Because the trust’s sole source of funds for payments in respect of the trust preferred securities will be the payments we make on the junior subordinated notes, the trust preferred securities are effectively subordinated on the same basis as the junior subordinated notes and the guarantee.

As of September 30, 2005, our total senior indebtedness on a consolidated basis was approximately $6,403 million. None of the trust preferred securities, the junior subordinated notes or the guarantee will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the junior subordinated notes.

The trust preferred securities are structurally subordinated to all obligations of our subsidiaries, and as we are a holding company, we may require cash from our subsidiaries to make payments on the junior subordinated notes.

We are a holding company that conducts our operations through our operating subsidiaries and we rely primarily on interest payments, dividends, proceeds from inter-company transactions and loans from those subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses (including interest payments on the junior subordinated notes), which may be subject to contractual restrictions. Accordingly, the junior subordinated notes are structurally subordinated to all existing and future liabilities of our subsidiaries. Holders of junior subordinated notes should look only to the assets of BNSF, and not any of its subsidiaries, for payments on the junior subordinated notes. If we are unable to obtain cash from our subsidiaries to fund required payments in respect of the junior subordinated notes, we may be unable to make payments of principal or interest and the trust may not receive amounts sufficient to make corresponding distributions on the trust preferred securities.

We are not permitted to pay current interest on the junior subordinated notes until we have paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

We will be prohibited from paying current interest on the junior subordinated notes from any source other than Eligible Equity Proceeds if we have optionally deferred interest payments otherwise due on the junior subordinated notes for a period of more than five consecutive years or a Mandatory Trigger Event has occurred and is continuing, provided that, in either case, our failure to pay that current interest on the junior subordinated notes will not constitute an event of default under the indenture if a Market Disruption Event has occurred and is continuing. As a result, we may not be able to pay current interest on the junior subordinated notes even though we have available funds if we do not undertake or complete stock sales to raise sufficient proceeds to satisfy our outstanding deferred interest obligations. Accordingly, the continuance of a Market Disruption Event could have the effect of extending interest deferral periods. If one or more Optional Deferral Periods occurs consecutively with one or more Mandatory Trigger Periods during which we are unable to sell sufficient stock because of the continuance of a Market Disruption Event, we may fail to pay interest for a period of up to twelve consecutive years without the occurrence of an event of default.

We are not obligated under the guarantee to pay any amounts in excess of amounts received by the trust.

The ability of the trust to make payments on the trust preferred securities is solely dependent upon our ability to pay amounts due on the junior subordinated notes as and when due. If we default on our obligations to make payments on the junior subordinated notes, the trust will not have sufficient funds to make payments on the trust preferred securities. In this circumstance, you will not be able to rely upon our guarantee for payment of those amounts because the guarantee obligates us only to make payments to the holders of the trust preferred securities if and to the extent that the trust fails to distribute funds paid to it in respect of the junior subordinated notes to the holders of the trust preferred securities.

Upon the occurrence of certain bankruptcy, liquidation and reorganization events with respect to our company, your right to certain amounts attributable to deferred and unpaid interest due to a Mandatory Trigger Period and a Market Disruption Event may be extinguished.

If, because of a Market Disruption Event, we do not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to us commences during that period. Accordingly, if a Mandatory Trigger Period and a Market Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as five years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims. See “Description of the Junior Subordinated Notes—Potential Termination of Claims to Certain Interest.”

Holders of trust preferred securities have limited voting rights and generally are not entitled to vote on the appointment, removal or replacement of the property trustee, administrative trustees or the Delaware trustee.

Except as provided in this prospectus supplement and as otherwise required by law and the declaration of trust, the holders of the trust preferred securities have no voting rights. Except in limited circumstances, only we can elect and remove the trustees of the trust. In addition, we, together with the property trustee and the Delaware trustee, can amend the declaration of trust without the consent of the holders of the trust preferred securities, to, among other things, ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, even if that action adversely affects the interests of holders of trust preferred securities. See “Description of the Trust Preferred Securities—Voting Rights,” and “Description of the Trust Preferred Securities—Amendment of the Declaration of Trust.”

A market may not develop for the trust preferred securities.

The trust preferred securities constitute a new issue of securities with no established trading market and will not be listed on any exchange. Even after the trust preferred securities are registered, an active market for the trust preferred securities may not develop or be sustained. As a result, neither we nor the trust can assure you that you will be able to sell your trust preferred securities or at what price. Although the underwriters have indicated that they intend to make a market in the trust preferred securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue that market-making at any time without notice.

If a trading market develops for the trust preferred securities, trading may occur at prices that do not fully reflect the value of accumulated but unpaid distributions and, as a result, a holder of trust preferred securities who disposes of his holdings between record dates for distributions may incur an adverse tax effect.

A holder of trust preferred securities who disposes of trust preferred securities between record dates for payments of distributions will not receive a distribution for the period prior to the disposition but will nevertheless be required to include accumulated but unpaid distributions through the date of disposition as ordinary income. Because, if a trading market develops, the trust preferred securities may trade at prices that do not fully reflect the value of accumulated but unpaid distributions, a holder of trust preferred securities who sells trust preferred securities between record dates for distributions may recognize a capital loss for tax purposes as a result of a portion of the sale proceeds being allocated to accumulated but unpaid distributions. Any such capital loss may not be available to offset the ordinary income recognized as a result of the accumulated but unpaid distributions because, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

The aftermarket price of the trust preferred securities may be discounted significantly if we defer interest payments.

If a deferral of an interest payment occurs (whether at our option or due to a Market Disruption Event) or is perceived by the market as being likely to occur, you may be unable to sell your trust preferred securities at a price that reflects the value of deferred amounts or the face amount of your trust preferred securities. To the extent a trading market develops for the trust preferred securities, that market may not continue during a deferral period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell trust preferred securities at those times, either at a price that reflects the value of required payments under the trust preferred securities or at all.

You may suffer a loss if the junior subordinated notes are distributed to you in exchange for trust preferred securities because market prices for the trust preferred securities and the junior subordinated notes may not be equal.

Neither we nor the trust can assure you as to the market prices for the trust preferred securities or the junior subordinated notes that may be distributed in exchange for the trust preferred securities. Investor demand for trust preferred instruments may be greater or less than demand for a direct debt instrument otherwise substantively identical to the trust preferred instrument. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that the investor paid to purchase the trust preferred securities if investor demand for trust preferred instruments decreases.

You could suffer adverse tax consequences if the trust is dissolved and the junior subordinated notes are distributed to holders of the trust preferred securities.

The trust will be dissolved upon the occurrence of certain events, including without limitation, our election to dissolve the trust within 90 days following the occurrence of a tax event or a regulatory event. Upon dissolution of the trust, junior subordinated notes may be distributed to the holders of the trust preferred securities, as described under “Description of the Trust Preferred Securities—Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust.” Under current U.S. federal income tax law, and assuming, as expected, that the trust is treated as a grantor trust, such a distribution of junior subordinated notes to you should not be a taxable event. However, if the trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the junior subordinated notes to you may be a taxable event.

Our right to redeem or repurchase the junior subordinated notes is limited by a covenant we are making in favor of certain of our debtholders.

By their terms, the junior subordinated notes may be redeemed by us, in whole or in part, on or after December     , 2025 at the Optional Redemption Price; in whole or in part, at any time prior to December     , 2025 at the Make-Whole Optional Redemption Price; or in whole, but not in part, upon the occurrence of a tax event or a regulatory event at the Make-Whole Special Event Redemption Price. However, around the time of the initial issuance of the junior subordinated notes, we are entering into a “Replacement Capital Covenant,” which is described under “Description of the Replacement Capital Covenant,” that will limit our right to redeem or repurchase junior subordinated notes. In the Replacement Capital Covenant, we covenant for the benefit of holders of a designated series of our indebtedness that we will not redeem junior subordinated notes prior to                     , 2040 except, with certain limited exceptions, to the extent that during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of specified securities with equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the junior subordinated notes at the time of such redemption or repurchase, as described under “Description of the Replacement Capital Covenant.”

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the junior subordinated notes, including as a result of a tax event or a regulatory event, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose.

There are restrictions on your ability to resell the trust preferred securities.

The trust preferred securities may not be purchased by or transferred to a Plan, a governmental plan, a church plan or any trust established with respect to a Plan, a governmental plan or a church plan unless it represents and warrants that the purchase, holding and disposition of the trust preferred security, as well as the indirect purchase and holding of the junior subordinated notes, or an interest in any of the foregoing are and will be exempt from the prohibited transaction restrictions of ERISA, the Code and Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations.”

Risks Relating to the Company

The Company faces intense competition from rail carriers and other transportation providers, and its failure to compete effectively could adversely affect its results of operations, financial condition and liquidity.

The Company operates in a highly competitive business environment. Depending on the specific market, deregulated motor carriers, other railroads and river barges may exert pressure on price and service levels. For example, the Company believes that high service truck lines, due to their ability to deliver non-bulk products on an expedited basis, have had and will continue to have an adverse effect on our ability to compete for deliveries of non-bulk, time sensitive freight. While the Company must build or acquire and maintain its rail system, trucks and barges are able to use public rights-of-way maintained by public entities. Any material increase in the scope and quality of these alternative methods, or the passage of legislation granting greater latitude to motor carriers with respect to size and weight restrictions, could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

Rising fuel costs may adversely affect the Company’s results of operation, financial condition and liquidity.

Fuel costs constitute a significant portion of the Company’s operating expenses. Diesel fuel prices are subject to dramatic fluctuations. Significant price increases may have an adverse effect on its operating results, although the Company is able to offset a significant amount of higher fuel costs through its fuel surcharge program. Additionally, fuel prices and supplies are influenced significantly by international political and economic circumstances. If a fuel supply shortage were to arise from OPEC production curtailments, a disruption of oil imports or otherwise, higher fuel prices and any subsequent price increases could materially affect the Company’s operating results, financial condition and liquidity.

Severe weather and natural disasters could disrupt normal business operations, which would result in increased costs and liabilities and decreases in revenues.

The Company’s success is dependent on its ability to operate its railroad system efficiently. Severe weather and natural disasters, such as tornados, flooding and earthquakes, could cause significant business interruptions and result in increased costs and liabilities and decreased revenues. In addition, damages to or loss of use of significant aspects of the Company’s infrastructure due to natural or manmade disruptions could affect operating results for an extended period of time until repairs or replacements could be made. Extreme swings in weather can also negatively affect the performance of locomotives and rolling stock.

Future acts of terrorism or war, as well as the threat of war, may cause significant disruptions in the Company’s business operations.

Terrorist attacks, such as those that occurred on September 11, 2001, as well as the more recent attacks on the transportation systems in Madrid and London, any government response to those types of attacks and war or risk of war may adversely affect the Company’s results of operations, financial condition, and liquidity. The Company’s rail lines and facilities could be direct targets or indirect casualties of an act or acts of terror, which could cause significant business interruption and result in increased costs and liabilities and decreased revenues, and which could have an adverse effect on its operating results and financial condition. Such effects could be magnified where releases of hazardous materials are involved. Any act of terror, retaliatory strike, sustained military campaign or war or risk of war may have an adverse impact on the Company’s operating results and financial condition by causing or resulting in unpredictable operating or financial conditions, including disruptions of rail lines, volatility or sustained increase of fuel prices, fuel shortages, general economic decline and instability or weakness of financial markets which could restrict its ability to raise capital. In addition, insurance premiums charged for some or all of the coverage currently maintained by the Company could increase dramatically or certain coverage may not be available to the Company in the future.

The Company depends on the stability and availability of its information technology systems.

The Company relies on information technology in all aspects of its business. A significant disruption or failure of its information technology systems could result in service interruptions, safety failures, security violations, regulatory compliance failures, the inability to protect corporate information assets against intruders, or other operational difficulties. Although the Company has taken steps to mitigate against these risks, including Business Continuity Planning, Disaster Recovery Planning and Business Impact Analysis, a significant disruption could adversely affect the Company’s results of operation, financial condition or liquidity. Additionally, if the Company is unable to acquire or implement new technology, it may suffer a competitive disadvantage which could have a material adverse effect on the Company’s results of operations, financial condition and liquidity.

The Company’s future success depends on its ability to continue to comply with the significant governmental regulations to which it is subject.

The Company is subject to governmental regulation by a significant number of federal, state and local regulatory authorities with respect to our railroad operations and a variety of health, safety, labor, environmental and other matters. Failure to comply with applicable laws and regulations could have a material adverse effect on the Company. Governments may change the legislative framework within which we operate without providing the Company with any recourse for any adverse effects that the change may have on its business. Also, some of the regulations require the Company to obtain and maintain various licenses, permits and other authorizations and it cannot assure that it will continue to be able to do so. Re-regulation of the rail industry would negatively impact the Company’s ability to determine prices for rail services and to make capital improvements to its rail network, resulting in a material adverse effect on the Company’s results of operations, financial condition or liquidity.

The availability of qualified personnel and an aging workforce may adversely affect the Company’s operations.

Changes in demographics, training requirements, and the availability of qualified personnel, particularly train crew members, could negatively impact service levels. In addition, approximately 40 percent of the workforce will be eligible for retirement within the next 10 years. The Company’s efforts to attract and retain qualified personnel may be hindered due to increased demand in the job market. Unpredictable increases in demand for rail services may exacerbate these risks and may have an adverse effect on the Company’s operating results, financial condition, and liquidity.

A downturn in the economy would negatively impact demand for the Company’s services.

Significant, extended negative changes in economic conditions that impact the producers and consumers of the commodities transported by the Company may have an adverse effect on the Company’s operating results, financial condition, and liquidity.

The Company is subject to stringent environmental laws and regulations which may impose significant costs on its business operations.

The Company’s operations are subject to extensive federal, state and local environmental laws and regulations concerning, among other things, emissions to the air; discharges to waters; the handling, storage, transportation and disposal of waste and other materials; and the cleanup of hazardous material or petroleum releases. As part of its railroad operations, the Company frequently transports chemicals and other hazardous materials. In addition, many of the Company’s land holdings are and have been used for industrial or transportation-related purposes or leased to commercial or industrial companies whose activities may have resulted in discharges onto the property. Environmental liability can extend to previously owned or operated properties, leased properties and properties owned by third parties, as well as to properties currently owned and used by us. Environmental liabilities have arisen and may also arise from claims asserted by adjacent landowners or other third parties in toxic tort litigation. The Company has been and may be subject to allegations or findings to the effect that it has violated, or are strictly liable under, these laws or regulations. The Company could incur significant costs as a result of any of the foregoing and it may be required to incur significant expenses to investigate and remediate environmental contamination. The Company records liabilities for environmental cleanup when the amount of its liability is both probable and a reasonable estimate of associated loss can be made.

Personal injury claims constitute a significant portion of the Company’s expenses, and increases in the amount or severity of these claim could adversely affect its financial condition.

The Company is subject to various personal injury claims by third parties and employees, including by employees who worked around asbestos until it was substantially eliminated in 1985. Personal injury claims by employees are subject to the Federal Employees’ Liability Act (FELA), rather than state workers’ compensation laws. The Company believes that the FELA system, which includes unscheduled awards and a reliance on the jury system, has contributed to increased expenses in the past few years. Due to the inherently uncertainty involved in projecting future events such as the number of claims that will be filed, developments in legislative and judicial standards, and the costs of settling claims, the Company cannot predict whether personal injury claims will have an adverse effect on its operating results in future periods.

Most of the Company’s employees are represented by unions, and a failure to successfully negotiate a collective bargaining agreement may result in strikes, work stoppages, or substantially higher ongoing labor costs.

Approximately 85 percent of BNSF Railway’s employees are union-represented. BNSF Railway’s union employees work under collective bargaining agreements with various labor organizations. A negotiating process for new, major collective bargaining agreements covering all of BNSF’s Railway’s union employees has been underway since the bargaining round was initiated November 1, 2004. Wages, health and welfare benefits, work rules and other issues have traditionally been addressed through industry-wide negotiations. These negotiations have generally taken place over an extended period of time and have previously not resulted in any extended work stoppages. The existing agreements have remained in effect and will continue to remain in effect until new agreements are reached or the Railway Labor Act’s procedures (which include mediation, cooling-off periods and the possibility of presidential intervention) are exhausted. While the negotiations have not yet resulted in any extended work stoppages, if the Company is unable to negotiate acceptable new agreements, it could result in strikes by the affected workers, loss of business and increased operating costs as a result of higher wages or benefits paid to union members.

The Company may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

The railroad industry is capital-intensive. In addition to its cash flows from operations, the Company generally funds any additional liquidity requirements through debt issuance, including commercial paper, through leasing of assets and through the sale of a portion of accounts receivable. In the future, if the Company is unable to continue to raise additional capital on favorable terms, it could experience increased interest costs, which could adversely affect its results of operations.

Increasing demand may adversely affect the Company’s ability to maintain a fluid rail network.

Because the maintenance of a fluid rail network is critical to the Company’s success in the competitive business environment in which it operates, significant increases in demand could lead to capacity constraints or shortages of train personnel or locomotives. Such network difficulties would compromise the level of service the Company is able to provide to its customers and could have a material adverse effect on our results of operations, financial condition, and liquidity.

BURLINGTON NORTHERN SANTA FE CORPORATION

BNSF is engaged primarily in railroad transportation through its principal operating subsidiary, BNSF Railway Company, or BNSF Railway. BNSF Railway operates one of the largest railroad networks in the United States. BNSF Railway’s system consists of approximately 32,000 route miles of track in 28 states in the western two-thirds of the United States and two Canadian provinces. In particular, BNSF Railway serves all major ports in the western United States, certain Gulf ports and Mexican and Canadian gateways and important gateways to the eastern United States.

BNSF Railway derives a substantial portion of its revenues from transportation services provided by the following business groups: Consumer Products, which has a significant intermodal component and includes the business areas of international, direct marketing, truckload, intermodal marketing companies, automotive, and perishables and dry boxcar; Industrial Products, including the business areas of building products, construction products, chemicals and plastics, and petroleum products; Coal; and Agricultural Products.

BNSF’s principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

BNSF FUNDING TRUST I

BNSF Funding Trust I is a statutory trust created under the Delaware Statutory Trust Act pursuant to a declaration of trust executed on December 8, 2005, as amended and restated as of the date of issuance of the trust preferred securities by an amended and restated declaration of trust, among BNSF, as depositor, U.S. Bank Trust National Association (“U.S. Bank”), as property trustee and as Delaware trustee, and two individuals who are officers or employees of BNSF, as administrative trustees. The declaration of trust, as amended and restated, is referred to in this prospectus supplement as the declaration of trust.

The trust was established solely for the following purposes:

•	to issue the trust preferred securities, which represent undivided beneficial ownership interests in the trust’s assets;

•	to issue all of its trust common securities to BNSF in a total liquidation amount equal to approximately $10,000;

•	to purchase, with the proceeds of the issuance and sale of the trust preferred securities and the trust common securities, the junior subordinated notes issued by BNSF; and

•	to engage in other activities that are necessary or incidental to the activities described above.

Pursuant to the declaration of trust, there are four trustees of the trust. The two administrative trustees are officers or employees of BNSF. The third trustee, the property trustee, is U.S. Bank, which is a financial institution that is unaffiliated with BNSF. The fourth trustee, the Delaware trustee, is U.S. Bank, which is an entity that maintains its principal place of business in the State of Delaware. U.S. Bank is acting as the guarantee trustee under the guarantee agreement, and as the indenture trustee under the indenture governing the junior subordinated notes.

The property trustee holds legal title to the junior subordinated notes for the benefit of the holders of the trust preferred securities and the trust common securities of the trust, and the property trustee has the power to exercise all rights, powers and privileges under the indenture as the holder of the junior subordinated notes. In addition, the property trustee maintains exclusive control of a segregated non-interest-bearing bank account to hold all payments made in respect of the junior subordinated notes for the benefit of the holders of the trust preferred securities and the trust common securities. The guarantee trustee holds the guarantee for the benefit of the holders of the trust preferred securities of the trust. BNSF is obligated to pay all fees and expenses related to the trust. See “Description of the Trust Preferred Securities—Expenses of the Trust.”

Because the trust was established only for the purposes listed above, the junior subordinated notes will be the trust’s sole assets. Payments on the junior subordinated notes will be the trust’s sole source of income. The trust will issue only one series of trust preferred securities.

The address of the trust’s principal executive offices are c/o Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

USE OF PROCEEDS

The trust will use all of the proceeds from the sale of the trust preferred securities to acquire junior subordinated notes issued by us. We intend to use approximately 75% of the proceeds from the sale of the junior subordinated notes to repurchase common stock through a share repurchase arrangement, and the remainder for general corporate purposes, including, but not limited to, working capital, capital expenditures, repurchases of our common stock pursuant to our share repurchase program and the repayment of commercial paper that may be outstanding.

ACCOUNTING TREATMENT

The junior subordinated notes will be reported as a component of long-term debt on our consolidated balance sheet and interest payments on the junior subordinated notes will be reported as a component of interest expense on our income statement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth BNSF’s ratio of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30,				Year Ended December 31,
	2005		2004		2004		2003		2002		2001		2000
Earnings to Fixed Charges (1)	4.59	x	2.55	x	3.06	x	3.00	x	2.93	x	2.77	x	3.46	x

(1)	For purposes of this ratio, we calculate earnings by adding fixed charges (excluding capitalized interest) to pre-tax income or loss from continuing operations adjusted for equity method investee income. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense under long term operating leases representative of an interest factor.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

This description summarizes the material terms and provisions of the trust preferred securities as and when issued, and supplements the terms and provisions of the trust preferred securities as set forth in the accompanying prospectus. If this description differs in any way from the general description of the trust preferred securities in the prospectus, you should rely on this description. The trust will issue the trust preferred securities under a declaration of trust, as amended and restated as of the date of issuance of the trust preferred securities, among BNSF, as depositor, U.S. Bank, as property trustee, U.S. Bank, as Delaware trustee, and two officers or employees of BNSF, as administrative trustees. The terms and provisions of the trust preferred securities include those stated in the declaration of trust and those made part of the declaration of trust by reference to the Trust Indenture Act of 1939, as amended. We have filed the declaration of trust as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. You should read the declaration of trust and the other documents described below, as they contain important information regarding the trust preferred securities and the rights and responsibilities of the property trustee and the guarantee trustee.

General

The declaration of trust authorizes the trust to issue up to $             of trust preferred securities, each with a liquidation amount of $1,000. The declaration of trust does not authorize the trust to issue any securities other than the trust preferred securities and the trust common securities. We will own all of the trust common securities, which will have a total liquidation amount of approximately $10,000. The trust preferred securities and the trust common securities are referred to collectively as the “trust securities.” Holders of the trust preferred securities have no preemptive or similar rights.

Both the trust preferred securities and the trust common securities will represent undivided beneficial interests in the assets of the trust, which will consist solely of the junior subordinated notes issued by us. The trust preferred securities rank equally with, and payments are made on a pro rata basis with the trust common securities. However, if an event of default under the declaration of trust (which we refer to as a “trust event of default”) or an event of default under the indenture (which we refer to as an “indenture event of default”) has occurred and is continuing, the rights of the holders of the trust preferred securities to receive payments from the trust will have priority over the rights of the holder of the trust common securities as discussed in “—Subordination of the Trust Common Securities.” See “—Trust Events of Default; Notice” for a description of the trust events of default. See “Description of the Junior Subordinated Notes—Events of Default” for a description of the indenture events of default.

The registered holder of trust preferred securities will be treated as the owner of those securities for all purposes. Only registered holders of trust preferred securities will have rights as trust preferred securityholders under the declaration of trust.

Distributions

The distribution rate and the interest payment dates for the trust securities will correspond to the interest rate and the interest payment dates on the junior subordinated notes. Holders of the trust preferred securities will receive distributions of their pro rata share of any cash payments received by the trust on the junior subordinated notes.

The junior subordinated notes will bear interest from the date they are issued to December     , 2025, at the annual rate of         % of their principal amount, payable semi-annually in arrears on                      and                  of each year, beginning                     , 2006 and thereafter will bear interest at an annual rate equal to the 3-month LIBOR Rate plus         %, reset quarterly, payable quarterly in arrears on                     ,                     ,              and              of each year beginning                     , 2026. For a more complete description of interest payable on the junior subordinated notes, see “Description of the Junior Subordinated Notes—Interest.” The applicable floating rate will be calculated by the calculation agent as described under “Description of the Junior Subordinated Notes—Determining the Floating Rate.”

If interest payments on the junior subordinated notes are deferred or otherwise not paid, they will accrue and compound until paid at the prevailing interest rate on the junior subordinated notes, as described below under “Description of the Junior Subordinated Notes—Interest.” Deferred or unpaid distributions on the trust preferred securities will be compounded and bear interest at the same rate. Distributions on the trust preferred securities will be payable to holders of the trust preferred securities as they appear on the books and records of the trust on the relevant record date. For trust preferred securities that are in book-entry only form, the record date will be one business day before the relevant payment date. For trust preferred securities that are not held in book-entry form, the record date shall be the date 15 days prior to the relevant payment date.

BNSF will irrevocably and unconditionally guarantee, on a junior subordinated basis, the payment in full of any accumulated and unpaid distributions on the trust preferred securities to the extent we have made a payment to the trust of interest or principal on the junior subordinated notes, as described below under “Description of the Guarantee.” Generally, holders of the trust preferred securities will rely on the property trustee to enforce their rights under the declaration of trust. However, if either a trust event of default or an indenture event of default has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities will have rights regarding the appointment, removal or replacement of the property trustee and the Delaware trustee, and rights regarding the property trustee’s exercise of any trust, power, or remedy available to the property trustee under the declaration of trust, as described under “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Deferral of Distributions

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years, as described in this prospectus supplement under “Description of the Junior Subordinated Notes—Optional Deferral of Interest.” In addition, we will be prohibited from paying interest, except from the net proceeds of certain sales of our common stock and/or Qualifying Preferred Stock, in the circumstances described under “Description of the Junior Subordinated Notes—Obligations After Five Years of Optional Deferral” and “Description of the Junior Subordinated Notes—Obligations During Mandatory Trigger Period.” If we fail to pay interest on the junior subordinated notes, the trust will not make distributions on the trust preferred securities.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of trust preferred securities. In addition, we will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 10 and no less than five business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a Market Disruption Event described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.”

If, because of a Market Disruption Event, we do not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to us commences during that period. Accordingly, if a Mandatory Trigger Period and a Market Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as five years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims.

We have agreed that during a Mandatory Trigger Period, we will not and will not permit any of our subsidiaries to redeem, purchase or make a liquidation payment in respect of any of our common stock and/or perpetual non-cumulative preferred stock, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes—Obligations During Mandatory Trigger Period.”

Subject to certain exceptions described under “Description of the Junior Subordinated Notes—BNSF Dividend Stopper,” we have agreed that we will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes, or make any guarantee payments with respect to those securities, other than pursuant to our guarantee with respect to the trust preferred securities, unless:

•	all accrued and unpaid interest on the junior subordinated notes and all accumulated and unpaid distributions on the trust preferred securities have been paid in full as of the most recent interest payment date,

•	no event of default under the instruments governing the junior subordinated notes has occurred and is continuing, and

•	we are not in default under the guarantee.

Redemption

The trust preferred securities must either be repaid on                     , 2055, which corresponds to the stated maturity of the junior subordinated notes, or be redeemed upon our redemption prior to maturity of the junior subordinated notes.

We may redeem the junior subordinated notes,

•	in whole or in part, at any time on or after December , 2025 at the Optional Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Optional Redemption;”

•	in whole or in part, at any time prior to December , 2025 at the Make-Whole Optional Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Optional Redemption;”

•	in whole, but not in part, upon the occurrence of a tax event or a regulatory event at the Make-Whole Special Event Redemption Price, as discussed under “Description of the Junior Subordinated Notes—Special Event Redemption.”

In addition, upon the occurrence of certain indenture events of default, we may be required to redeem the junior subordinated notes prior to their maturity, as discussed under “Description of the Junior Subordinated Notes—Indenture Events of Default.”

Neither the junior subordinated notes nor the trust preferred securities are redeemable at the option of their holders. The property trustee will provide you at least 30, but no more than 60, days’ notice of any redemption of the trust preferred securities.

To the extent we redeem any junior subordinated notes, the trust must redeem a Like Amount (as defined below) of the trust preferred securities and the trust common securities at a redemption price corresponding to the redemption price of the junior subordinated notes. Upon the redemption, in whole or in part, of the junior subordinated notes, the proceeds from that redemption will be applied by the property trustee to redeem a Like Amount of trust preferred securities and trust common securities on a pro rata basis, unless either a trust event of default or an indenture event of default has occurred and is continuing on the redemption date. If either a trust event of default or an indenture event of default has occurred and is continuing on the redemption date, the trust will redeem the trust preferred securities before any trust common securities. See “—Subordination of the Trust Common Securities.”

The term “Like Amount” means:

•	with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of the junior subordinated notes that are to be contemporaneously paid in accordance with their terms; and

•	with respect to a distribution of junior subordinated notes upon the dissolution and liquidation of the trust, junior subordinated notes having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust securities, of the holder to whom those notes are being distributed.

The trust may not redeem less than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all trust preferred securities for all distribution periods terminating on or before the redemption date.

BNSF will irrevocably and unconditionally guarantee, on a junior subordinated basis, the payment in full of the amount payable upon redemption of the trust preferred securities to the extent BNSF has made a payment to the trust of interest or principal on the junior subordinated notes, as described under “Description of the Guarantee.”

Redemption Procedures

Trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous redemption of the junior subordinated notes. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price.

If the property trustee gives a notice of redemption to the holders of the trust preferred securities, then on the redemption date, by 2:00 p.m., New York City time, the property trustee will deposit irrevocably with DTC, to the extent funds are available to the trust, funds sufficient to pay the applicable redemption price. See “—Payment and Paying Agency.” The property trustee will give DTC irrevocable instructions and authority to pay the applicable redemption price to the holders of the trust preferred securities being so redeemed. If the trust preferred securities being so redeemed are no longer in book-entry form, the property trustee will deposit irrevocably with the paying agent, to the extent funds are available to the trust, funds sufficient to pay the applicable redemption price. See “—Payment and Paying Agency.” The property trustee will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities upon surrender of their certificates evidencing the trust preferred securities so redeemed. If any redemption date for the trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day.

Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption shall be payable, on the related distribution dates, to the holders of those trust preferred securities on the relevant record dates. If the property trustee has given a notice of redemption and deposited the funds for the payment of the applicable redemption price as required, then upon the date of that deposit, distributions will cease to accumulate on the trust preferred securities called for redemption, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of those holders to receive the applicable redemption price, and those trust preferred securities will cease to be outstanding.

If the property trustee, having funds available to the trust, improperly withholds payment of the applicable redemption price, or if we improperly withhold payment of the applicable redemption price under the guarantee agreement:

•	distributions on the trust preferred securities will continue to accumulate at the then prevailing interest rate on the junior subordinated notes, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

If less than all of the outstanding trust preferred securities are to be redeemed on a redemption date, the property trustee will select the particular outstanding preferred securities to be redeemed by that method as the property trustee shall deem fair and appropriate. If less than all of the outstanding trust preferred securities are to be redeemed on a redemption date, the property trustee will identify the trust preferred securities to be redeemed in the notice of redemption.

Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust

General

Pursuant to the declaration of trust, the trust will automatically dissolve upon the first to occur of:

•	our bankruptcy, dissolution or liquidation, or the revocation of our certificate of incorporation if that certificate of incorporation is not subsequently reinstated within 90 days;

•	our election to dissolve the trust within 90 days following the occurrence of a tax event or a regulatory event, as defined under “Description of the Junior Subordinated Notes—Special Event Redemption”;

•	the redemption by the trust of all of the trust securities in accordance with their terms, corresponding to our redemption, whether at our option or pursuant to an obligation, of all of the junior subordinated notes, as discussed under “—Redemption”;

•	the expiration of the term of the trust corresponding to the maturities of the junior subordinated notes; or

•	the entry of an order for dissolution of the trust by a court of competent jurisdiction.

If an automatic dissolution of the trust occurs (other than as described under the third bullet in the preceding paragraph), the trust will be liquidated by the trustees. In that event, after satisfaction of the liabilities of the creditors of the trust as provided by applicable law, the holders of trust securities not previously redeemed will be entitled to receive either a distribution of a Like Amount of junior subordinated notes, or, if the property trustee determines that distribution of junior subordinated notes not to be practical, a cash liquidation amount.

After the liquidation date of the trust and the distribution of the junior subordinated notes to holders of the trust securities:

•	the trust securities will no longer be deemed to be outstanding;

•	any holders who provide certificates representing trust securities will receive certificates representing a Like Amount of junior subordinated notes;

•	any certificates for trust securities not surrendered for exchange will be deemed to represent a Like Amount of junior subordinated notes; and

•	all rights of holders of trust securities will cease except the right to receive a Like Amount of junior subordinated notes.

If, upon liquidation of the trust, the trust has insufficient funds available to pay in full the aggregate liquidation distributions on the trust securities, then the amounts to which the holders of the trust securities are entitled will be paid on a pro rata basis. However, if either a trust event of default or an indenture event of default has occurred and is continuing as of the liquidation date, the rights of the holders of the trust preferred securities to receive payments from the trust will have priority over the rights of the holder of the trust common securities. See “—Subordination of the Trust Common Securities.”

Certain Tax Consequences of Distribution of Junior Subordinated Notes

In the opinion of Sidley Austin Brown & Wood LLP, the trust will be treated as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Assuming, as expected, the trust maintains that status, a distribution of the junior subordinated notes to the holders of the trust securities would not be a taxable event to the trust or the holders of the trust securities. Should there be a change in the applicable law, or a tax event, as defined in “Description of the Junior Subordinated Notes—Special Event Redemption,” with respect to the trust, however, the distribution of the junior subordinated notes could be a taxable event to holders of the trust preferred securities. For a discussion of the opinion and possible effects of a change in the applicable law, see “Certain United States Federal Income Tax Considerations.”

Subordination of the Trust Common Securities

Distributions on, and the redemption price of, the trust securities will be paid on a pro rata basis according to the liquidation amount of the trust securities. However, if either a trust event of default or an indenture event of default has occurred and is continuing on any distribution date, redemption date, dissolution date or liquidation date, the rights of the holder of the trust common securities to any payments or distributions will be subordinated to the rights of the holders of the trust preferred securities to those payments or distributions. No payment or distribution on account of the redemption, liquidation or other acquisition of the trust common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods ending on or before that distribution date, or in the case of redemption the payment of the full amount of the redemption price on all of the outstanding trust preferred securities then called for redemption, or in the case of a liquidation of the trust the payment of the liquidation distribution to the holders of all of the outstanding trust preferred securities, shall have been made or provided for, and all funds available to the property trustee shall first have been applied to the payment in full of all those distributions, redemption prices and liquidation distributions on, the trust preferred securities then due and payable. For a discussion of the subordination of the junior subordinated notes and limitations on claims with respect to certain deferred interest obligations, see “Description of the Junior Subordinated Notes—Subordination.”

In the case of any trust event of default or indenture event of default, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to that event of default until its effect with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until that trust event of default or indenture event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf as the holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Trust Events of Default; Notice

The declaration of trust provides that any one or more of the following will constitute a trust event of default:

•	the occurrence of an indenture event of default (as further described in “Description of the Junior Subordinated Notes—Indenture Events of Default”);

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default by the property trustee in the payment of any distribution on any trust security when it becomes due and payable and continuation of the default for a period of five business days, (provided that any failure to pay distributions during an Optional Deferral Period or because of the continuance of a Market Disruption Event will not constitute a trust event of default);

•	the failure of the trust to pay accumulated and unpaid distributions in full for a period of more than twelve consecutive years, including payment dates which occur during a Mandatory Trigger Period or Optional Deferral Period, or combination of periods thereof;

•	default in the performance or breach in any material respect of any covenant or warranty of the trustees under the declaration of trust (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities, as described above), and continuation of the default or breach for a period of 60 days after holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities of the applicable trust have provided, by registered or certified mail, a written notice to the defaulting trustee or trustees specifying the default or breach and requiring it to be remedied and stating that that notice is a “Notice of Default” under the declaration of trust; or

•	the occurrence of certain events of bankruptcy, dissolution or liquidation with respect to the property trustee or revocation of the property trustee’s charter and our failure to appoint a successor property trustee within 60 days of that event.

Within five days after the occurrence of any trust event of default actually known to the property trustee, the property trustee shall transmit notice of that trust event of default to the holders of record of the trust preferred securities, to the administrative trustees and to us, as depositor under the declaration of trust, unless that trust event of default shall have been cured or waived. We and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we, as depositor under the declaration of trust, and the administrative trustees, on behalf of the trust, are in compliance with all the applicable conditions and covenants under the declaration of trust.

If a trust event of default has occurred and is continuing, the trust preferred securities shall have preference over the trust common securities upon dissolution of the trust as described above. See “—Subordination of the Trust Common Securities.”

Enforcement of Certain Rights by Holders of Trust Preferred Securities

Unless an indenture event of default has occurred and is continuing, we, as holder of the trust common securities, may remove any of the trustees of the trust at any time. Generally, holders of the trust preferred securities will rely on the property trustee to enforce their rights under the declaration of trust. However, if either a trust event of default or an indenture event of default has occurred and is continuing, then the holders of a majority in liquidation amount of the trust preferred securities will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. The holders of the trust preferred securities do not have the right to appoint, remove or replace the administrative trustees, who may be appointed, removed or replaced solely by us, as the holder of all the trust common securities.

In addition, if a trust event of default, which includes an indenture event of default, has occurred and is continuing, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated notes.

The property trustee will have the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated notes, including the right to enforce our obligations under the junior subordinated notes upon the occurrence of an indenture event of default, and will also have the right to enforce the guarantee on behalf of the holders of the trust preferred securities. No holder of trust preferred securities may institute any action directly against us under the indenture unless:

•	that holder previously shall have given the property trustee written notice of default and continuance thereof;

•	the holders of not less than 25% in principal amount of the trust preferred securities then outstanding shall have requested the property trustee to institute that action and shall have offered the property trustee reasonable indemnification; and

•	the property trustee shall not have instituted that action within 90 days of that request.

Notwithstanding the foregoing, if a trust event of default has occurred and is continuing and that event is attributable to our failure to pay interest or principal on the junior subordinated notes on the date that interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of trust preferred securities may sue us directly to collect its proportionate share of payments owed, without first:

•	directing the property trustee to enforce the terms of the junior subordinated notes;

•	instituting a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated notes; or

•	instituting a legal proceeding against the property trustee or any other person or entity.

We will be able to set off any payment made to a holder of trust preferred securities against our obligation to make a corresponding payment of principal or interest, as the case may be, on the junior subordinated notes.

Expenses of the Trust

Pursuant to the declaration of trust, we will pay all of the costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities the amounts due those holders pursuant to the terms of the trust preferred securities. Those costs, expenses and liabilities shall include any taxes to which the trust may become subject, whether as a result of a tax event or otherwise, other than withholding taxes. Consequently, if the trust or we incur additional taxes due to a tax event or a regulatory event and we do not elect to redeem the junior subordinated notes or liquidate the trust, the amount of distributions then due and payable by the trust on the outstanding trust preferred securities will not be reduced as a result of the tax event or a regulatory event.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

The trust may, at our request, with the consent of the administrative trustees and without the consent of the property trustee, the Delaware trustee or the holders of the trust preferred securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as a trust under the laws of any State of the United States, provided that:

•	that successor entity either:

(A) expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

(B) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, which we refer to as “successor securities,” so long as the successor securities rank the same as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of that successor entity, possessing the same powers and duties as the property trustee, as the holder of the junior subordinated notes;

•	the trust preferred securities (or any successor securities) are listed, or any successor securities will be listed upon notice of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or quoted, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any successor securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	that successor entity has a purpose substantially identical to that of the trust;

•	before the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we and the administrative trustees have received an opinion from independent counsel to the trust experienced in those matters to the effect that:

(A) the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, nor cause the junior subordinated notes to be classified other than as debt of BNSF for United States federal income tax purposes;

(B) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor that successor entity will be required to register as an “investment company” under the Investment Company Act; and

(C) following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor that successor entity will fail to be classified as a grantor trust for United States federal income tax purposes; and

•	we, or any permitted successor or assignee, own all of the trust common securities of that successor entity and guarantees the obligations of that successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights

Except as provided below and as otherwise required by law and the declaration of trust, the holders of the trust preferred securities have no voting rights.

The holders of a majority in aggregate liquidation amount of trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee and to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated notes. So long as any junior subordinated notes are held by the property trustee, the trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to those junior subordinated notes;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated notes shall be due and payable; or

•	consent to any amendment, modification or termination of the indenture or the junior subordinated notes where that consent shall be required;

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities.

However, where consent under the indenture would require the consent of more than a majority of holders of junior subordinated notes affected thereby, that consent shall not be given by the property trustee without the prior written consent of at least that supermajority of holders of the trust preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee shall notify each holder of record of the trust preferred securities of any notice of default with respect to the junior subordinated notes.

In addition to obtaining the consent of the holders of the trust preferred securities prior to taking any of those actions, the administrative trustees shall, at our expense, obtain an opinion of counsel experienced in those matters stating that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes as a result of that action and will not fail to have the status of an “investment company” under the Investment Company Act of 1940.

A waiver of an indenture event of default will constitute a waiver of the corresponding trust event of default.

Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for that purpose, at a meeting of all of the holders of the trust securities or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the declaration of trust.

No vote or consent of the holders of trust preferred securities is required for the trust to redeem and cancel the trust preferred securities in accordance with the declaration of trust.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own at that time, or which are owned by the administrative trustees or any of our affiliates, shall, for purposes of that vote or consent, be treated as if those trust preferred securities were not outstanding.

The procedures by which holders of trust preferred securities may exercise their voting rights are described below. See “—Form, Transfer, Exchange and Book-Entry Procedures.”

Holders of the trust preferred securities have no rights to appoint or remove the administrative trustees, who may be appointed, removed or replaced solely by us, as the holder of all the trust common securities.

Amendment of the Declaration of Trust

We and the trustees under the declaration of trust may amend the declaration of trust from time to time, without the consent of the holders of the trust preferred securities:

•	to cure any ambiguity or correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, in each case so long as that amendment does not adversely affect in any material respect the interests of any holder of trust preferred securities;

•	to modify, eliminate or add to any provision of the declaration of trust to that extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act; or

•	to maintain the qualification of the declaration of trust under the Trust Indenture Act.

Any amendments of the declaration of trust shall become effective when notice of that amendment is given to the holders of the trust preferred securities.

In addition, we and the trustees under the declaration of trust may amend the declaration of trust upon:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust preferred securities and trust common securities, acting as a single class unless that amendment would adversely affect only the trust preferred securities or only the trust common securities in which case only the affected class would be entitled to vote; and

•	receipt by the trustees of an opinion of counsel to the effect that that amendment or the exercise of any power granted to the trustees in accordance with that amendment will not (i) affect the trust’s status as a grantor trust that is not an association taxable as a corporation for United States federal income tax purposes or cause the junior subordinated notes to be classified other than as debt of BNSF for United States federal income tax purposes or (ii) affect the trust’s exemption from the status of an “investment company” under the Investment Company Act;

provided, however, that we and the trustees may not amend the declaration of trust without the consent of each holder of trust preferred securities if that amendment will change the amount or timing of any distribution on the trust preferred securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities as of a specified date, restrict the right of a holder of trust preferred securities to institute suit for the enforcement of that payment, if any, on or after that date or reduce the percentage (in liquidation amount) of holders of trust preferred securities required to consent to an amendment or waiver.

Any of the trust preferred securities that we own at that time, or which are owned by the administrative trustees or any of our affiliates, shall, for purposes of that vote or consent, be treated as if those trust preferred securities were not outstanding.

If any proposed amendment of the declaration of trust provides for, or the trustees otherwise propose to effect, the dissolution, winding-up or termination of the trust, other than pursuant to the terms of the declaration of trust, then the holders of the then outstanding trust preferred securities, as a class, are entitled to vote on that amendment or proposal and that amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation amount of the trust preferred securities.

Payment and Paying Agency

The trust will make all payments in respect of the trust preferred securities to DTC or its nominee, as the registered owner of the global certificates representing the trust preferred securities. It is expected that DTC will then make payments to its participants by crediting the relevant accounts at DTC on the applicable distribution dates, and the trust will give DTC instructions and authority to make those payments.

If the trust preferred securities are not held by DTC, the trust will deposit funds for all payments to those trust preferred securities with the paying agent, and the trust will give DTC instructions and authority to make those payments. The paying agent shall make all payments in respect of the trust preferred securities, at our option, by check mailed to the address of the holder entitled thereto as that address shall appear on the security register (as that term is defined in the declaration of trust), or, in the case of holders of $10 million or more in aggregate liquidation amount of trust preferred securities, by wire transfer to an account maintained by the person entitled thereto as specified in the security register, provided that proper transfer instructions have been received by the regular record date (as that term is defined in the declaration of trust). The paying agent shall initially be U.S. Bank and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and to us. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and to us. If U.S. Bank shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

Governing Law

The declaration of trust and the trust preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Form, Transfer, Exchange and Book-Entry Procedures

The trust preferred securities will be represented by one or more certificates in registered, global form, referred to in this prospectus as the global certificate. The global certificate will be deposited upon issuance with the property trustee as custodian for DTC, in New York, New York and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global certificate are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Except as set forth below, the global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global certificate may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below under “—Exchanges of Book-Entry Certificates for Certificated Trust Preferred Securities.”

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate to those persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global certificate to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Exchanges of Book-Entry Certificates for Certificated Trust Preferred Securities

A beneficial interest in a global certificate may not be exchanged for a certificated trust preferred security unless:

•	DTC notifies the trust and us that it is unwilling or unable to continue as depository for the global certificate or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (the “Exchange Act”) and in either case the trust and we fail to appoint a successor depository within 90 days;

•	we, at our option, notify the property trustee in writing that we elect to cause the issuance of the trust preferred securities in certificated form; or

•	there shall have occurred and be continuing a trust event of default and the holders of a majority in liquidation amount of the outstanding trust preferred securities determine that the global certificate will be exchangeable for certificated trust preferred securities.

In all cases, certificated trust preferred securities delivered in exchange for any global certificate or beneficial interests in a global certificate will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC, in accordance with its customary procedures.

Certain Book-Entry Procedures for Global Certificates

The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. Neither we nor the trust take any responsibility for these operations and procedures, and we and the trust urge you to contact DTC or its participants directly to discuss these matters.

DTC has advised the trust and BNSF as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as “indirect participants.”

DTC has advised the trust and BNSF that its current practice, upon the issuance of the global certificate, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global certificate to the accounts with DTC of the participants through which those interests are to be held. Ownership of beneficial interests in the global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

As long as DTC or its nominee is the registered holder of a global certificate, DTC or that nominee, as the case may be, will be considered the sole owner and holder of the trust preferred securities represented by that global certificate for all purposes under the declaration of trust and the trust preferred securities. Except in the limited circumstances described above, owners of beneficial interests in a global certificate will not be entitled to have any portions of that global certificate registered in their names, will not receive or be entitled to receive physical delivery of trust preferred securities in definitive form and will not be considered the owners or holders of the global certificate, or any trust preferred securities represented thereby, under the declaration of trust or the trust preferred securities.

Investors may hold their interests in the global certificate directly through DTC, if they are participants in that system, or indirectly through organizations that are participants in that system. Payments of distributions on the global certificates will be made to DTC or its nominee as the registered owner thereof. None of the trust, BNSF, the property trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificate or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We and the trust expect that DTC or its nominee, upon receipt of any payment of distributions in respect of a global certificate representing any trust preferred securities held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global certificate for those trust preferred securities as shown on the records of DTC or its nominee. We and the trust also expect that payments by participants to owners of beneficial interests in that global certificate held through those participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Those payments will be the responsibility of those participants.

Interests in the global certificates will trade in DTC’s settlement system and secondary market trading activity in those interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the trust and BNSF that it will take any action permitted to be taken by a holder of certificates, including the presentation of trust preferred securities for exchange as described below, only at the direction of one or more participants to whose account with DTC interests in the global certificates are credited and only in respect of that portion of the aggregate liquidation amount of the trust preferred securities as to which the participant or participants has or have given that direction.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global certificate among participants of DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the trust, BNSF, the property trustee nor any of their respective agents will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the global certificates.

Redemption notices shall be sent to DTC or its nominee as the registered holder of the trust preferred securities. If less than all of the trust preferred securities are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each participant to be redeemed.

Although voting with respect to the trust preferred securities is limited to the holders of record of the trust preferred securities, in those instances in which a vote is required, neither DTC nor its nominee will itself consent or vote with respect to trust preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns DTC’s or its nominee’s consenting or voting rights to those participants to whose accounts those trust preferred securities are credited on the record date and identified in a listing attached to the omnibus proxy.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the trust preferred securities and the voting rights of participants, indirect participants and beneficial owners of trust preferred securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depository.

Transfer Agent, Registrar and Paying Agent

U.S. Bank will initially be appointed as transfer agent, registrar and paying agent for the trust preferred securities.

Registration of transfers or exchanges of trust preferred securities will be effected by or on behalf of the trust without charge, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust is not required to register or cause to be registered the transfer of the trust preferred securities after those trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a trust event of default, undertakes to perform only those duties as are specifically set forth in the declaration of trust. During the occurrence and continuance of a trust event of default, the property trustee undertakes to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

However, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of trust preferred securities are entitled under the declaration of trust to vote, then the property trustee shall take that action as we direct, and, if not so directed, shall take that action as it deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships and conduct other banking and corporate securities transactions with the property trustee or its affiliates in the ordinary course of their businesses.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or fail to be classified as a grantor trust for United States federal income tax purposes and so that the junior subordinated notes will be treated as indebtedness of BNSF for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration of trust, that we and the administrative trustees determine in our discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the trust preferred securities.

The trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Agreement by Purchasers of Certain Tax Treatment

Each purchaser of trust preferred securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial interest in the junior subordinated notes, and to treat the junior subordinated notes as indebtedness for all United States federal, state and local tax purposes.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The junior subordinated notes will be issued under an indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. This description summarizes the material terms and provisions of the junior subordinated notes and the indenture and is subject to, and is qualified in its entirety by reference to, the indenture.

General

The junior subordinated notes:

•	will be issued in an aggregate principal amount of $ , that amount being the sum of the aggregate stated liquidation amount of the trust preferred securities and the trust common securities;

•	are general unsecured junior subordinated obligations of BNSF;

•	will bear interest from the date they are issued to December , 2025 at the annual rate of % of their principal amount, payable semi-annually in arrears on and of each year, beginning , 2006; and thereafter, at a floating rate equal to the 3-month LIBOR Rate plus %, reset quarterly, payable quarterly in arrears on , , and of each year from , 2026;

•	provide that we may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years as described below under “—Optional Deferral of Interest”;

•	provide that we will be prohibited from paying interest, except from the net proceeds of certain sales of our common stock and/or Qualifying Preferred Stock, in the circumstances described under “Description of the Junior Subordinated Notes—Obligations After Five Years of Optional Deferral” and “Description of the Junior Subordinated Notes—Obligations During Mandatory Trigger Period”;

•	mature on and are not redeemable by us on or prior to except upon the occurrence of a tax event or a regulatory event, as described under “—Special Event Redemption”;

•	are subordinated in right of payment, to the extent set forth in the indenture, to all existing and future senior indebtedness of BNSF, as summarized below under “—Subordination”;

•	are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries; in the event of insolvency, bankruptcy or a similar proceeding with regard to any subsidiary, holders of the junior subordinated notes will be creditors only of BNSF and not of our subsidiaries;

•	are subject to a provision pursuant to which the holders of the junior subordinated notes, in the event of the occurrence of certain bankruptcy-related events with respect to us, might not be entitled to a claim for payment of certain unpaid interest deferred during a Mandatory Trigger Period, as described below under the heading “—Potential Termination of Claims to Certain Interest”; and

•	are not entitled to the benefit of a sinking fund.

The indenture does not limit the incurrence or issuance of other senior or subordinated debt of BNSF, whether under the indenture relating to the junior subordinated notes or any existing or other indenture that we may enter into in the future or otherwise. As of September 30, 2005, our total senior indebtedness on a consolidated basis was approximately $6,403 million.

We anticipate that, until the liquidation, if any, of the trust, the property trustee will hold legal title to the junior subordinated notes for the benefit of the holders of the trust preferred securities and trust common securities. Except as expressly described in this summary, only the property trustee, as the holder of legal title to the junior subordinated notes, will have rights under the indenture.

Interest

Fixed Rate Distributions. The junior subordinated notes will bear interest from the date they are issued to December     , 2025, which is the fixed rate period, at the annual rate of         % of their principal amount, payable semi-annually in arrears                      on                      and of each year (or, if not a business day, the next business day), beginning                     , 2006. If interest payments are deferred or otherwise not paid during the fixed rate period, they will accrue and compound until paid at the annual rate of         %. The amount of interest payable for any semi-annual interest accrual period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Distributions. The junior subordinated notes will bear interest from December     , 2025, at an annual rate equal to the 3-month LIBOR Rate plus         %, reset quarterly, payable quarterly in arrears on                     ,                     ,                      and                      of each year (or, if not a business day, the next business day or if that next business day falls in another calendar year, the preceding business day) beginning                     , 2026.

If interest payments are deferred or otherwise not paid during the floating rate period, they will accrue and compound until paid at the prevailing floating rate. The amount of distributions payable for any quarterly interest period during the floating rate period will be computed by multiplying the floating rate for that quarterly interest period by a fraction, the numerator of which will be the actual number of days elapsed during that quarterly interest period (determined by including the first day thereof and excluding the last day thereof), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the junior subordinated notes. The term “interest” includes semi-annual interest payments during the fixed rate period, quarterly interest payments during the floating rate period, and applicable interest on interest payments accrued but not paid on the applicable interest payment date.

Interest on the junior subordinated notes will be payable to holders as they appear on the indenture trustee’s books and records on the relevant record dates, subject to the deferral of interest as described in this prospectus supplement. If the junior subordinated notes are in the form of one or more global securities held by DTC or its custodian, the record dates will be one business day before the relevant interest payment dates. If the junior subordinated notes and the trust preferred securities are not in global form, the record dates will be selected by the Company, but in any event will be at least one business day but not more than 60 business days before the relevant interest payment date.

Determining the Floating Rate

The calculation agent shall calculate the floating rate with respect to each interest payment date during the floating rate period and the amount of interest payable on each interest payment date during the floating rate period as promptly as practicable according to the appropriate method described below. Promptly upon such determination, the calculation agent shall notify BNSF, the indenture trustee and the property trustee, if the property trustee or the indenture trustee is not then serving as the calculation agent, of the floating rate for the applicable interest payment period. The floating rate determined by the calculation agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and holders of the trust preferred securities, BNSF and the trustees of the trust. U.S. Bank will act initially as calculation agent.

Except as provided below, the floating rate for any interest period during the period from December     , 2025 to maturity of the junior subordinated notes will be the 3-month LIBOR Rate plus         %.

The “3-month LIBOR Rate” means, for each interest period during the floating rate period, the interest rate per annum shown on Telerate Inc. Page 3750 at or about 11:00 a.m. London time on the second London banking day (the “LIBOR Determination Date”) preceding the first day of the interest period (the “Reset Date”) for deposits in U.S. dollars with a maturity of three months and commencing on the Reset Date. If such rate does not appear on that page or such other page as shall replace that page for the purpose of displaying offered rates of leading banks for London interbank deposits in U.S. dollars, LIBOR shall be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the LIBOR Determination Date, at which U.S. dollar deposits with a maturity of three months in an amount determined by the calculation agent as representative of a single transaction in the relevant market and at the relevant time are offered by four major banks in the London interbank market (“Reference Banks”) selected by the calculation agent to prime banks in the London interbank market for the interest period commencing on the Reset Date. The calculation agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided as requested, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the interest rate per annum equal to the average of the rates per annum quoted by three major banks in New York City selected by the calculation agent, at or about 11:00 a.m. New York City time on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks in amounts that are representative of a single transaction in the relevant market and at the relevant time with a maturity corresponding to the interest period and commencing on the Reset Date. If fewer than three New York City banks selected by the calculation agent are quoting rates, 3-month LIBOR for the applicable interest period will be the same as for the immediately preceding interest period. For purposes of this definition, “London banking day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London. If the interest period does not correspond to a period for which rates are available, LIBOR shall be determined through the use of straight-line interpolation by reference to two rates, the first rate to be determined by reference to the period of time for which rates are available next shorter than the length of the interest period and the second to be determined by reference to the period of time for which rates are available next longer than the length of the interest period.

“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page).

Optional Deferral of Interest

So long as no indenture event of default has occurred and is continuing, we may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the junior subordinated notes for a period of up to five consecutive years (an “Optional Deferral Period”), provided that:

•	we may not optionally defer interest payments on or after the maturity date of, or redemption date for, the junior subordinated notes;

•	we may not optionally defer interest payments once we have failed to pay optionally deferred interest otherwise due for a period of ten consecutive years; and

•	we may not optionally defer interest payments once we have failed to pay interest otherwise due for a period of twelve consecutive years for any reason.

Deferred interest not paid on an interest payment date will be compounded and bear interest from that interest payment date until paid at the then prevailing interest rate on the junior subordinated notes, as described under “—Interest.”

We may pay accrued and unpaid interest at any time during an Optional Deferral Period. If we fail to pay all accrued and unpaid interest by the end of an Optional Deferral Period, we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay accrued and unpaid interest to the extent described below under “—Obligations After Five Years of Optional Deferral.” For example, we will be required to pay accrued and unpaid interest during an Optional Deferral Period pursuant to the Alternative Payment Mechanism only if we fail to pay such accrued and unpaid interest (i) on or prior to the 10th consecutive interest payment date after the commencement of the Optional Deferral Period during the fixed rate period or (ii) on or prior to the 20th consecutive interest payment date after the commencement of the Optional Deferral Period during the floating rate period.

Once we pay all accrued and unpaid interest resulting from our optional deferral of interest, we may later defer interest again for a new Optional Deferral Period, subject to the same limitations described above.

We will provide to the trust written notice of any optional deferral of interest at least 10 and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of trust preferred securities. The notice, once given, will be irrevocable and the deferral of interest on the related interest payment date will be considered an optional deferral for all purposes under the indenture, unless that interest payment date falls in a Mandatory Trigger Period.

If we defer interest payments on the junior subordinated notes, the trust will defer payment of the corresponding distributions on the trust preferred securities. Deferred distributions on the trust preferred securities not paid on an interest payment date will be compounded and bear interest from that interest payment date until paid at an interest rate corresponding to then prevailing interest rate on the junior subordinated (as described under “—Interest”).

For purposes of determining the number of consecutive payment dates during an Optional Deferral Period, we will exclude any payment date during a Mandatory Trigger Period. Accordingly, we may not elect to defer interest payments on the junior subordinated notes during a Mandatory Trigger Period, as described below.

We have no current intention to exercise our right to defer interest payments.

Obligations After Five Years of Optional Deferral

If we fail to pay all accrued and unpaid interest on the junior subordinated notes for a period of five consecutive years following the commencement of an Optional Deferral Period,

•	unless prevented by a Market Disruption Event (as defined below), we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, as described under “—Alternative Payment Mechanism,” or an event of default under the indenture will occur; and

•	we will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

Our failure to pay interest on the junior subordinated notes for an additional period of up to five consecutive years following an Optional Deferral Period will not constitute an event of default under the indenture so long as a Market Disruption Event (as defined below) is continuing. However, an event of default under the indenture will occur notwithstanding any Market Disruption Event, if we fail to pay all accrued and unpaid interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period (excluding payment dates during any Mandatory Trigger Period, as defined below).

Obligations During Mandatory Trigger Period

During any period when we are not in compliance with the financial tests described below under “—Mandatory Trigger Event” (each a “Mandatory Trigger Period”):

•	unless prevented by a Market Disruption Event (as defined below), we will be required to sell our common stock and/or Qualifying Preferred Stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay all accrued and unpaid interest on the junior subordinated notes on or prior to the next interest payment date, as described under “Alternative Payment Mechanism,” or an event of default under the indenture will occur; and

•	we will be prohibited from paying interest on the junior subordinated notes from any other source until all accrued and unpaid interest has been paid pursuant to the Alternative Payment Mechanism.

A Mandatory Trigger Period will start on the Trigger Determination Date on which a Mandatory Trigger Event has occurred and end on the earlier of (A) the next Trigger Determination Date on which the Mandatory

Trigger Event is no longer continuing or (B) our failure to pay all accrued and unpaid interest on the junior subordinated notes pursuant to the Alternative Payment Mechanism for more than seven consecutive years during which a Mandatory Trigger Event has occurred and is continuing. After the Mandatory Trigger Period has ended, we may pay all accrued and unpaid interest on the junior subordinated notes or defer interest payments in our discretion (subject to the general rules described under “—Optional Deferral of Interest”), provided that we must pay all interest that accrued during the Mandatory Trigger Period pursuant to the Alternative Payment Mechanism by the end of the Optional Deferral Period. However, an event of default under the indenture will occur, notwithstanding any combination of optional deferrals and Mandatory Trigger Periods, if we fail to pay all accrued and unpaid interest on the junior subordinated notes for a period of twelve consecutive years.

During a Mandatory Trigger Period we will not and will not permit any of our subsidiaries to redeem, purchase or make a liquidation payment in respect of any of our common stock and/or perpetual non-cumulative preferred stock, other than:

•	in connection with any employee benefit plan or other similar contractual obligation;

•	in connection with any exchange or conversion of our securities for any class or series of capital stock that is junior to the junior subordinated notes (including the purchase of fractional interests thereof) or the purchase of fractional interests in connection with any stock split, reclassification or similar transaction; or

•	redemptions or repurchases of rights issued pursuant to a shareholder rights plan (commonly referred to as a “poison pill”).

Mandatory Trigger Event

A “Mandatory Trigger Event” will have occurred with respect to any interest period if on 30th day prior to the interest payment date for such interest period:

•	our Leverage Ratio is equal to or greater than 5.0 for each of our three most recently completed fiscal quarters; and

•	our Interest Coverage Ratio is equal to or less than 2.0 for each of our three most recently completed fiscal quarters.

For purposes of these provisions:

“Adjusted Interest Expense” is defined in the indenture as (i) quarterly debt interest expense from the income statement plus (ii) the quarterly cost of sale of accounts receivable from the Accounts Receivable footnote in the company’s periodic financial reports.

“Adjusted EBIT” is defined in the indenture as (i) quarterly net income plus (ii) quarterly tax expense plus (iii) Adjusted Interest Expense.

“Adjusted EBITDA” is defined in the indenture as (i) Adjusted EBIT plus (ii) quarterly depreciation and amortization.

“Annualized Rent” is defined in the indenture as the annual rent expense of the most recently completed fiscal year, as disclosed in the lease commitment footnote of the annual consolidated financial statements.

“Adjusted Debt” is defined in the indenture as (i) long-term debt and commercial paper plus (ii) long-term debt due within one year, including any junior subordinated debt, but excluding any preferred stock on the company’s balance sheet, plus (iii) 7 times Annualized Rent, plus (iv) amount sold under the Accounts Receivable Facility from the Accounts Receivable footnote in the company’s periodic financial reports.

“Leverage Ratio” is defined in the indenture as (i) Adjusted Debt divided by (ii) (a) Adjusted EBITDA, times 4, plus (b) Annualized Rent.

“Interest Coverage Ratio” is defined in the indenture as (i) (a) Adjusted EBIT, times 4, plus (b) one-third of Annualized Rent, divided by (ii) (a) Adjusted Interest, times 4, plus (b) one-third of Annualized Rent.

All financial terms used under this caption “—Mandatory Trigger Event” will be determined in accordance with U.S. generally accepted accounting principles as applied and reflected in our related consolidated financial statements as of the relevant dates or for the relevant periods, except as provided in the next sentence.

If because of a change in U.S. generally accepted accounting principles that results in a cumulative effect of a change in accounting principle or a restatement our Leverage Ratio or Interest Coverage Ratio is higher or lower than it would have been absent that change, then, for purposes of the calculations described in the tests set forth above, commencing with the fiscal quarter for which that change in U.S. generally accepted accounting principles became effective, the Leverage Ratio or Interest Coverage Ratio will be calculated on a pro forma basis as if that change had not occurred.

An analysis of the application of the financial tests for a Mandatory Trigger Event to our historical financial statements is included in “Historical Analysis of Trigger Ratios.”

Alternative Payment Mechanism

Subject to the exclusion described in “—Market Disruption Events” below, if

•	we have optionally deferred interest payments otherwise due on the junior subordinated notes for a period of more than five consecutive years; or

•	a Mandatory Trigger Event has occurred and is continuing,

we will be required to sell our common stock and/or Qualifying Preferred Stock until we have raised an amount of Eligible Equity Proceeds at least equal to the aggregate amount of interest on the junior subordinated notes that will be accrued and unpaid as of the next interest payment date. We will be required to pay all accrued and unpaid interest on the junior subordinated notes on the next interest payment date to the extent, and only to the extent, of those Eligible Equity Proceeds.

For each interest payment date, “Eligible Equity Proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) we have received during the 180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities to persons that are not our affiliates:

•	shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•	shares of our Qualifying Preferred Stock, provided that the total amount of Eligible Equity Proceeds raised during the term of the junior subordinated notes from the sale of our Qualifying Preferred Stock may not exceed 25% of the aggregate initial face value of the junior subordinated notes, or $ .

“Qualifying Preferred Stock” means perpetual non-cumulative preferred stock that either includes a mandatory suspension feature or is issued subject to a replacement covenant similar to the Replacement Capital Covenant (as defined under “Description of Replacement Capital Covenant”).

Market Disruption Events

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

•	we would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue shares of our common stock and/or perpetual non-cumulative preferred stock and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval; or

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of our common stock and/or perpetual non-cumulative preferred stock would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that one or more events described under this bullet shall not constitute a Market Disruption Event with respect to more than one interest payment date.

We will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of trust preferred securities) no more than 10 and no less than five business days in advance of that interest payment date certifying that:

•	a Market Disruption Event was existing after the immediately preceding interest payment date;

•	and either (a) the Market Disruption Event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period but we were unable after best efforts to raise sufficient Eligible Equity Proceeds during the rest of that period to pay all accrued and unpaid interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed. Promptly upon receipt of that certification, the trust will provide notice of that certification of a Market Disruption Event to each holder of record of trust preferred securities.

If, due to a Market Disruption Event, we were able to raise some, but not all, Eligible Equity Proceeds in respect of an interest payment date, we will apply any available Eligible Equity Proceeds to pay accrued and unpaid interest on the applicable interest payment date, and you will be entitled to receive your pro rata share of any amounts received on the junior subordinated notes; provided, however, that if we have outstanding securities in addition to the junior subordinated notes under which we are obligated to sell shares of common stock and/or Qualifying Preferred Stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest shall be applied to the junior subordinated notes and those other securities on a pro rata basis.

Potential Termination of Claims to Certain Interest

If, because of a Market Disruption Event, we do not pay all accrued and unpaid interest for two consecutive years during a Mandatory Trigger Period, all claims with respect to unpaid interest on the junior subordinated notes accruing during the period commencing after those two years to the last day of the Mandatory Trigger Period will be extinguished if a bankruptcy proceeding with respect to us commences during that period. Accordingly, if a Mandatory Trigger Period and a Market Disruption Event coincide for the full seven years, claims may be extinguished in respect of interest accrued during as many as five years. Holders of the junior subordinated notes or trust preferred securities will have no right to receive interest with respect to the extinguished claims.

BNSF Dividend Stopper

BNSF has agreed that, subject to the exceptions described below, it will not, nor will it permit any of its subsidiaries to,

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its or its subsidiaries’ capital stock;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes; or

•	make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to its guarantee with respect to the trust preferred securities;

unless:

•	all accrued and unpaid interest on the junior subordinated notes and all accumulated and unpaid distributions on the trust preferred securities have been paid in full as of the most recent interest payment date,

•	no indenture event of default has occurred and is continuing, and

•	we are not in default under the guarantee.

Notwithstanding the foregoing, BNSF or its subsidiaries may take any of the following actions at any time, including during an Optional Deferral Period or a Mandatory Trigger Period:

•	make any dividend, redemption, liquidation, interest, principal or guarantee payment in the form of common stock or any class or series of perpetual non-cumulative preferred stock of BNSF;

•	make any regularly scheduled dividend payment declared prior to the Optional Deferral Period or Mandatory Trigger Period;

•	make any repurchases, redemptions or other acquisitions of shares of common stock or stock rights of BNSF in connection with any employee benefit plans or any other contractual obligation of BNSF, other than a contractual obligation ranking equally with or junior to the junior subordinated notes;

•	make payments under the guarantee in respect of the trust preferred securities;

•	make payments or distributions in connection with a reclassification of BNSF’s capital stock, provided that reclassification does not result in the issuance of securities senior to the junior subordinated notes;

•	make any payments or distributions in connection with an exchange or conversion of any securities of BNSF for any class or series of BNSF’s capital stock that is junior to the junior subordinated notes (including the purchase of fractional interests thereof);

•	solely in the case of any wholly-owned subsidiaries of BNSF, make any payments or distributions with respect to its capital stock to BNSF;

•	purchase fractional interests in shares of BNSF’s capital stock (a) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (b) in connection with any stock split, reclassification or similar transaction; and

•	declare a dividend in connection with the implementation of a shareholder rights plan, or issue stock under any such plan in the future, or redeem or repurchase any such rights pursuant thereto.

Optional Redemption

We may redeem the junior subordinated notes:

(1) in whole or in part, at any time and from time to time on or after December     , 2025 at a redemption price (which we refer to as the “Optional Redemption Price”) equal to the aggregate principal amount of the junior subordinated notes to be redeemed, plus all accrued and unpaid interest thereon to but not including the redemption date; or

(2) in whole or in part at any time prior to December     , 2025 at a redemption price (which we refer to as the “Make-Whole Optional Redemption Price”) equal to the greater of:

•	100% of the principal amount of the junior subordinated notes being redeemed, and

•	as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.35%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date.

To the extent we redeem any junior subordinated notes, the trust must redeem a Like Amount of the trust preferred securities and the trust common securities. Neither the junior subordinated notes nor the trust preferred securities are redeemable at the option of their holders.

Special Event Redemption

We may at our option redeem the junior subordinated notes before their maturity, in whole but not in part, within 90 days after the occurrence of a tax event or a regulatory event, as described below, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the junior subordinated notes being redeemed, and

(2) as determined by the calculation agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date. This price is referred to as the “Special Event Redemption Price”; provided that, in the case of an occurrence of a Special Event, if the Company can eliminate the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the trust preferred securities or the trust common securities, the Company shall pursue that action instead of redemption.

As used in this prospectus supplement:

“calculation agent” means U.S. Bank and its successors; provided, however, that if the foregoing is no longer a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer in its place.

“Comparable Treasury Issue” means, with respect to any redemption date, the United States Treasury security selected by the calculation agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after                     , the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and the lowest Reference Treasury Dealer Quotations, or (ii) if the calculation agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means the calculation agent and any other Primary Treasury Dealer selected by the calculation agent after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the calculation agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the calculation agent by a Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

“regulatory event” means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national securities law practice (which opinion shall not have been rescinded by that law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority effective on or after the date of this prospectus supplement, there is more than an insubstantial risk that the trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

“Remaining Life” means the period of time from the redemption date to December     , 2025.

A “tax event” means the receipt by the property trustee, on behalf of the trust, of an opinion of counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by that law firm), to the effect that, as a result of:

•	any amendment to or change in, or any announced prospective change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority in the United States,

•	any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, or

•	a threatened challenge asserted in connection with an audit of BNSF or any or its subsidiaries or the trust, or a threatened challenge asserted in writing against any other tax payer that has raised capital through the issuance of securities that are substantially similar to the junior subordinated debt notes or the trust preferred securities, which amendment or change is effective, or pronouncement, or decision or threatened challenge is announced, on or after the date of this prospectus supplement, there is more than an insubstantial risk that:

•	the trust is, or within 90 days of the date of the opinion will be, subject to United States federal income tax with respect to income received or accrued on the junior subordinated notes,

•	interest payable by BNSF on the junior subordinated notes is not, or within 90 days of the date of the opinion will not be, deductible by BNSF, in whole or in part, for United States federal income tax purposes, or

•	the trust is, or within 90 days of the date of the opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Treasury Rate” means:

•

the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury Rate will be interpolated or extrapolated from these yields on a straight-line basis, rounding to the nearest month), or

•	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

The Treasury Rate will be calculated on the third business day preceding the redemption date.

Promptly after the junior subordinated notes are so redeemed, the trust will redeem the trust preferred securities and trust common securities at a redemption price equal to the redemption price of the junior subordinated notes. The trust common securities will be redeemed on a proportionate basis with the trust preferred securities, except that if a trust event of default has occurred and is continuing, the trust preferred securities will have a priority over the trust common securities with respect to the redemption price. See “Description of the Trust Preferred Securities—Trust Events of Default; Notice” for a description of the events of default provisions of the declaration of trust.

In addition, within 90 days after the occurrence of a tax event or a regulatory event, we may terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the junior subordinated notes to be distributed to the holders of the trust preferred securities in liquidation of the trust, as described under “Description of the Trust Preferred Securities—Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust.”

The trust preferred securities will remain outstanding if we do not elect to redeem the junior subordinated notes or distribute the junior subordinated notes in liquidation of the trust upon occurrence and continuance of a tax event or regulatory event. In that case, we will pay all additional taxes and/or other expenses of the trust in accordance with our obligations described under “Description of the Trust Preferred Securities—Expenses of the Trust,” so that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities will not be reduced as a result of any additional taxes and/or other expenses to which the trust has become subject upon the occurrence of a tax event or a regulatory event.

Redemption Procedures

Notices of any redemption of the junior subordinated notes and the procedures for that redemption shall be the same as those described for the redemption of the trust preferred securities under “Description of the Trust Preferred Securities—Redemption Procedures.” Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on those junior subordinated notes.

Subordination

In the indenture, we covenant and agree that the junior subordinated notes will be subordinated and junior in right of payment to all senior indebtedness to the extent specified in the indenture. No payments on account of principal, or premium, if any, or interest in respect of the junior subordinated notes may be made if a default in any payment with respect to senior indebtedness has occurred and is continuing or an event of default has occurred and is continuing with respect to any senior indebtedness resulting in the acceleration of the maturity thereof.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all of our senior indebtedness must be paid in full before the holders of the junior subordinated notes will be entitled to receive or retain any payment in respect thereof.

The term “senior indebtedness” means:

•	all of our obligations for borrowed money;

•	all of our obligations evidenced by securities, bonds, notes or debentures issued under indentures or other similar instruments other than the indenture;

•	all of our capital lease obligations;

•	all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and our obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•	all of our reimbursement obligations with respect to any letter of credit, banker’s acceptance, security purchase facility or similar credit transactions;

•	all obligations of the type referred to in the preceding bullet points of another person that we have guaranteed or is responsible or liable for as obligor or otherwise; and

•	all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any of our property or assets (whether or not that obligation has been assumed by us);

Except that senior indebtedness shall not include:

•	Pari Securities;

•	our obligations to any of our subsidiaries;

•	any indebtedness to any of our employees;

•	any liability for taxes; or

•	indebtedness or monetary obligations to trade creditors or assumed by us or any of our subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

“Pari Securities” means (i) any indebtedness, the terms of which (x) permit deferral of interest for a period that is equal to or exceeds ten years before the holders thereof may require the acceleration of such indebtedness on account of such interest deferral, (y) limit the source of funds for payment of deferred interest (other than in the event of repayment at maturity or earlier redemption or acceleration) by reference to the proceeds from issuances and sales of capital stock and (z) provide that it ranks equally with the junior subordinated notes; and (ii) guarantees, if any, of such indebtedness described in (i) and guarantees, if any, of securities similar to the trust securities of financing vehicles similar to the trust to which such indebtedness described in (i) has been issued.

Senior indebtedness continues to be senior indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that senior indebtedness (other than any amendment, modification or waiver that by its terms rank the senior indebtedness equally with or junior to the junior subordinated notes).

The indenture does not limit the aggregate amount of senior indebtedness that we may issue, nor does it afford holders of the junior subordinated notes protection in the event of a highly leveraged or similar transaction involving us. As of September 30, 2005, our total senior indebtedness on a consolidated basis was approximately $6,403 million.

BNSF is a holding company that conducts its operations through its operating subsidiaries and relies primarily on interest payments, dividends, proceeds from inter-company transactions and loans from those subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses (including interest payments on the junior subordinated notes), which may be subject to contractual restrictions. Accordingly, the junior subordinated notes are subordinated to all senior indebtedness of BNSF and effectively subordinated to all existing and future liabilities of BNSF’s subsidiaries. Holders of junior subordinated notes should look only to the assets of BNSF for payments on the junior subordinated notes.

The junior subordinated notes will not be entitled to the benefit of any sinking fund.

Payment and Paying Agents

If the junior subordinated notes are represented by a global security, BNSF shall make payments on the junior subordinated notes to DTC, as the depository for the junior subordinated notes. Otherwise, payment of principal of and any interest on the junior subordinated notes will be payable, the transfer of the junior subordinated notes will be registrable, and the junior subordinated notes will be exchangeable for junior subordinated notes of other denominations of a like aggregate principal amount at the corporate office of the indenture trustee in The City of New York or at the office of the paying agent or paying agents as we may designate, except that, at our option, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as that address shall appear in the security register; or

•	in the case of holders of $10 million or more in aggregate principal amount of junior subordinated notes, by wire transfer to an account maintained by the person entitled thereto as specified in the security register, provided that proper transfer instructions have been received by the regular record date (as that term is defined in the indenture).

Payment of any interest on junior subordinated notes will be made to the person in whose name those junior subordinated notes are registered at the close of business on the regular record date for that interest. The regular record date for the interest payable on any interest payment date shall be the fifteenth day, whether or not a business day, next preceding that interest payment date, subject to certain exceptions. BNSF may at any time designate additional paying agents or rescind the designation of any paying agent.

Any monies deposited with the indenture trustee or any paying agent, or then held by BNSF in trust, for the payment of the principal of or interest on any junior subordinated notes and remaining unclaimed for two years after that principal or interest has become due and payable shall, at the request of BNSF, be repaid to BNSF and the holder of those junior subordinated notes shall thereafter look, as a general unsecured creditor, only to BNSF for payment thereof.

Modification of the Indenture

From time to time we and the indenture trustee may, without the consent of the holders of the junior subordinated notes or the trust preferred securities, amend the indenture for specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency contained in the indenture or the junior subordinated notes.

The indenture contains provisions permitting us and the indenture trustee, with the consent of the holders of a majority in aggregate principal amount of the junior subordinated notes, to modify the indenture or any supplemental indenture in any manner affecting the rights of the holders of the junior subordinated notes, including modifying or waiving the covenant described in “—Alternative Payment Mechanism”. However, none of those modifications may, without the consent of the holders of each outstanding junior subordinated note so affected:

•	extend the fixed maturity, or reduce the rate of interest or extend the time of payment of interest on, or reduce the principal amount of, the junior subordinated notes or reduce the amount payable on redemption thereof; or

•	reduce the percentage of principal amount of junior subordinated notes, the holders of which are required to consent to any that modification of the indenture.

Indenture Events of Default

Any one or more of the following events that has occurred and is continuing will constitute an indenture event of default:

•	we fail to pay principal on the junior subordinated notes when due;

•	we fail to pay interest or other amounts (other than principal) due in respect of the junior subordinated notes within five business days, except for any failure to pay interest during an Optional Deferral Period or, where applicable, in the case of a Market Disruption Event, in each case in accordance with the terms of the junior subordinated notes;

•	we fail to pay accrued and unpaid interest in full on the first interest payment date that is more than a period of ten consecutive years after the beginning of an Optional Deferral Period (excluding interest payment dates during a Mandatory Trigger Period);

•	we fail to pay accrued and unpaid interest in full for a period of more than twelve consecutive years (including interest payment dates during a Mandatory Trigger Period);

•	we breach our obligations under the guarantee;

•	certain events of bankruptcy or insolvency occur with respect to us, our subsidiaries or the trust;

•	certain dissolutions of the trust;

•	we fail to perform any non-payment obligation on the junior subordinated notes (other than our obligation to sell our common stock and/or Qualifying Preferred Stock when required to do so) in any material respect for 90 days after notice;

•	we declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities (including guarantees) that rank equally with or junior to the junior subordinated notes, or make any guarantee payments with respect to those securities, other than pursuant to our guarantee with respect to the trust preferred securities in violation of the rules discussed under “—BNSF Dividend Stopper;” or

•	during a Mandatory Trigger Period, we breach our obligation not to, and not to permit any of our subsidiaries to, redeem, purchase or make a liquidation payment in respect of any of our common stock and/or perpetual non-cumulative preferred stock, other than as permitted in the indenture.

Upon the occurrence of certain bankruptcy events in respect of BNSF, the junior subordinated notes will become immediately due and payable. Upon the occurrence of any other event of default, the property trustee may, or upon the written instruction of the holders of at least 25% of the liquidation amount of outstanding trust preferred securities shall, declare the principal amount of the junior subordinated notes immediately due and payable. Holders of the trust preferred securities will be entitled to their pro rata share of any amounts received in respect of the junior subordinated notes upon its acceleration.

We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture.

If an indenture event of default has occurred and is continuing and that event of default is attributable to the failure of BNSF to pay interest or principal on the junior subordinated notes on the date that interest or principal is otherwise payable, a holder of trust preferred securities may, subject to the terms of the indenture, institute a legal proceeding directly against BNSF for enforcement of payment to the holder of the principal of or interest on related junior subordinated note having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities held by the holder (which we refer to as a “direct action”). BNSF may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. BNSF will have the right under the indenture to set-off any payment made to the holder of trust preferred securities by BNSF in connection with a direct action. We discuss this limited right of the holders of the trust preferred securities to exercise directly any remedies available to the holders of the junior subordinated notes under “Description of the Trust Preferred Securities—Trust Events of Default; Notice.”

Governing Law

The indenture and the junior subordinated notes will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

If distributed to holders of the trust preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the trust, the junior subordinated notes will be issued in the same form as the trust preferred securities that those junior subordinated notes replace. Any global certificate will be replaced by one or more global securities each of which is referred to herein as a global security, registered in the name of DTC or its nominee. Except under the limited circumstances described below, the junior subordinated notes represented by the global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated notes in definitive form. The global security may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depository or its nominee. For a description of DTC and the specific terms of the depository arrangements, see “Description of the Trust Preferred Securities—Form, Transfer, Exchange and Book-Entry Procedures.”

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated notes in definitive form and will not be considered the holders thereof for any purpose under the indenture. Accordingly, each beneficial owner of trust preferred securities must rely on the procedures of DTC or if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the indenture.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. Those laws may impair the ability to transfer beneficial interests in those global securities.

None of BNSF, the indenture trustee, any paying agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security representing those junior subordinated notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

A global security shall be exchangeable for junior subordinated notes registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies BNSF that it is unwilling or unable to continue as a depository for that global security or has ceased to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as that depository and in either case BNSF fails to appoint a successor depository within 90 days;

•	BNSF in its sole discretion determines that that global security shall be so exchangeable; or

•	there shall have occurred and be continuing an indenture event of default and the holders of a majority in principal amount of the outstanding junior subordinated notes determine that the global security will be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in those names as DTC shall direct. It is expected that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global security. If junior subordinated notes are issued in definitive form, those junior subordinated notes will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described in “—Payment and Paying Agents” above.

Information Concerning the Indenture Trustee

The indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of the junior subordinated notes, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and some of our affiliates maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the indenture trustee and their affiliates in the ordinary course of business. The indenture trustee or its affiliates may participate as underwriters, agents or dealers in any offering of our securities or trust preferred securities of trust established by us.

HISTORICAL ANALYSIS OF TRIGGER RATIOS

The following table shows how the financial tests included in the definition of Mandatory Trigger Event would have been applied to us and our subsidiaries during the fiscal quarters beginning with the fiscal quarter ended March 31, 2001, and ending with the fiscal quarter ending September 30, 2005. We are providing this information, which includes non-GAAP financial measures and ratios, in order to assist investors with understanding the application of these financial tests. The information is not an appropriate measure of our liquidity or financial condition for any other purpose and is not intended to be, and should not be relied upon as, a supplement or replacement for our financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other financial or other information provided in our filings with the SEC. A reconciliation of the calculation of the Mandatory Trigger Event financial tests to our GAAP financial statements for purposes of Regulation G follows the table.

Historical Analysis

	Quarter Ended:
	Sept. 30, 2005	June 30, 2005	March 31, 2005
Adjusted Interest Expense (a)	111	115	112
Adjusted EBIT (b)	767	705	630
Adjusted EBITDA (c)	1,038	973	893
Annualized Rent (d)	496	496	496
Adjusted Debt (e)	10,525	10,891	10,601
Leverage Ratio (f)	226%	248%	261%
Interest Coverage Ratio (g)	531%	477%	438%

	Quarter Ended:
	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	March 31, 2004
Adjusted Interest Expense (a)	106	105	104	104
Adjusted EBIT (b)	663	108	506	415
Adjusted EBITDA (c)	921	362	757	664
Annualized Rent (d)	496	462	462	462
Adjusted Debt (e)	10,638	10,523	10,846	10,973
Leverage Ratio (f)	254%	551%	311%	352%
Interest Coverage Ratio (g)	478%	102%	382%	318%

	Quarter Ended:
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003
Adjusted Interest Expense (a)	104	109	108	108
Adjusted EBIT (b)	466	437	411	346
Adjusted EBITDA (c)	693	669	636	572
Annualized Rent (d)	462	448	448	448
Adjusted Debt (e)	10,543	10,730	10,790	10,763
Leverage Ratio (f)	326%	343%	361%	393%
Interest Coverage Ratio (g)	354%	324%	308%	264%

	Quarter Ended:
	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	March 31, 2002
Adjusted Interest Expense (a)	109	110	109	112
Adjusted EBIT (b)	433	417	419	387
Adjusted EBITDA (c)	668	652	650	617
Annualized Rent (d)	448	443	443	443
Adjusted Debt (e)	10,544	10,676	10,751	10,495
Leverage Ratio (f)	338%	350%	353%	361%
Interest Coverage Ratio (g)	321%	309%	312%	285%

	Quarter Ended:
	Dec. 31, 2001	Sept. 30, 2001	June 30, 2001	March 31, 2001
Adjusted Interest Expense (a)	119	125	123	128
Adjusted EBIT (b)	399	490	431	348
Adjusted EBITDA (c)	628	712	661	576
Annualized Rent (d)	443	428	428	428
Adjusted Debt (e)	10,377	10,305	10,373	10,492
Leverage Ratio (f)	351%	315%	338%	384%
Interest Coverage Ratio (g)	280%	327%	294%	234%

Reconciliation to GAAP Financial Measures

2005	Quarter Ended:
	Sept. 30,	June 30,	March 31,
Interest Expense per Income Statement	$106	$112	$109
Add: Costs of the sale of receivable	5	3	3
Adjusted Interest Expense	$111	$115	$112

Quarterly net income	$414	$366	$321
Add:
Quarterly tax expense	242	224	197
Adjusted Interest Expense	111	115	112

Adjusted EBIT	767	705	630
Add: Quarterly depreciation and amortization	271	268	263
Adjusted EBITDA	$1,038	$973	$893

Annualized Rent	$496	$496	$496

Long-term debt and commercial paper	$5,931	$6,291	$6,003
Add:
Long-term debt due within one year	472	478	476
Annualized Rent x 7	3,472	3,472	3,472
Amount sold under the accounts receivable facility	650	650	650
Adjusted Debt	$10,525	$10,891	$10,601

Leverage Ratio	226%	248%	261%
Interest Coverage Ratio	531%	477%	438%

2004	Quarter Ended:
	Dec. 31,	Sept. 30,	June 30,	March 31,
Interest Expense per Income Statement	$104	$102	$101	$102
Add: Costs of the sale of receivable	2	3	3	2
Adjusted Interest Expense	$106	$105	$104	$104

Quarterly net income	$347	$2	$249	$193
Add:
Quarterly tax expense	210	1	153	118
Adjusted Interest Expense	106	105	104	104

Adjusted EBIT	663	108	506	415
Add: Quarterly depreciation and amortization	258	254	251	249
Adjusted EBITDA	$921	$362	$757	$664

Annualized Rent	$496	$462	$462	$462

Long-term debt and commercial paper	$6,051	$6,357	$6,678	$6,811
Add:
Long-term debt due within one year	465	307	309	303
Annualized Rent x 7	3,472	3,234	3,234	3,234
Amount sold under the accounts receivable facility	650	625	625	625
Adjusted Debt	$10,638	$10,523	$10,846	$10,973

Leverage Ratio	254%	551%	311%	352%
Interest Coverage Ratio	478%	102%	382%	318%

2003		Quarter Ended:
		Dec. 31,		Sept. 30,		June 30,		March 31,
Interest Expense per Income Statement	$	102	$	106	$	106	$	106
Add: Costs of the sale of receivable		2		3		2		2
Adjusted Interest Expense	$	104	$	109	$	108	$	108

Quarterly net income	$	226	$	203	$	200	$	187
Add:
Quarterly tax expense		136		125		103		90
Adjusted Interest Expense		104		109		108		108
Less:
Quarterly cumulative effects for accounting changes		—		—		—		39
Adjusted EBIT		466		437		411		346
Add: Quarterly depreciation and amortization		227		232		225		226
Adjusted EBITDA	$	693	$	669	$	636	$	572

Annualized Rent	$	462	$	448	$	448	$	448

Long-term debt and commercial paper	$	6,440	$	6,826	$	6,876	$	6,857
Add:
Long-term debt due within one year		244		143		153		145
Annualized Rent x 7		3,234		3,136		3,136		3,136
Amount sold under the accounts receivable facility		625		625		625		625
Adjusted Debt	$	10,543	$	10,730	$	10,790	$	10,763

Leverage Ratio		326%		343%		361%		393%
Interest Coverage Ratio		354%		324%		308%		264%

2002		Quarter Ended:
		Dec. 31,		Sept. 30,		June 30,		March 31,
Interest Expense per Income Statement	$	107	$	107	$	105	$	109
Add: Costs of the sale of receivable		2		3		4		3
Adjusted Interest Expense	$	109	$	110	$	109	$	112

Quarterly net income	$	202	$	192	$	194	$	172
Add:
Quarterly tax expense		122		115		116		103
Adjusted Interest Expense		109		110		109		112

Adjusted EBIT		433		417		419		387
Add: Quarterly depreciation and amortization		235		235		231		230
Adjusted EBITDA	$	668	$	652	$	650	$	617

Annualized Rent	$	448	$	443	$	443	$	443

Long-term debt and commercial paper	$	6,641	$	6,802	$	6,714	$	6,454
Add:
Long-term debt due within one year		173		143		291		290
Annualized Rent x 7		3,136		3,101		3,101		3,101
Amount sold under the accounts receivable facility		594		630		645		650
Adjusted Debt	$	10,544	$	10,676	$	10,751	$	10,495

Leverage Ratio		338%		350%		353%		361%
Interest Coverage Ratio		321%		309%		312%		285%

2001	Quarter Ended:
	Dec. 31,	Sept. 30,	June 30,	March 31,
Interest Expense per Income Statement	$111	$117	$115	$120
Add: Costs of the sale of receivable	8	8	8	8
Adjusted Interest Expense	$119	$125	$123	$128

Quarterly net income	$177	$225	$195	$134
Add:
Quarterly tax expense	103	140	113	86
Adjusted Interest Expense	119	125	123	128

Adjusted EBIT	399	490	431	348
Add: Quarterly depreciation and amortization	229	222	230	228
Adjusted EBITDA	$628	$712	$661	$576

Annualized Rent	$443	$428	$428	$428

Long-term debt and commercial paper	$6,363	$6,297	$6,516	$6,636
Add:
Long-term debt due within one year	288	387	236	235
Annualized Rent x 7	3,101	2,996	2,996	2,996
Amount sold under the accounts receivable facility	625	625	625	625
Adjusted Debt	$10,377	$10,305	$10,373	$10,492

Leverage Ratio	351%	315%	338%	384%
Interest Coverage Ratio	280%	327%	294%	234%

Notes

If because of a change in U.S. generally accepted accounting principles that results in a cumulative effect of a change in accounting principle or a restatement our Leverage Ratio or Interest Coverage Ratio is higher or lower than it would have been absent that change, then, for purposes of the calculations described in the tests set forth above, commencing with the fiscal quarter for which that change in U.S. generally accepted accounting principles became effective, the Leverage Ratio or Coverage Ratio will be calculated on a pro forma basis as if that change had not occurred.

(a)	Adjusted Interest Expense is defined in the Indenture as (i) quarterly debt interest expense from the income statement plus (ii) the quarterly cost of sale of accounts receivable from the Accounts Receivable footnote in the company’s periodic financial reports. For quarters prior to the quarter ended March 31, 2002, the quarterly cost of sale of accounts receivable is not disclosed in BNI’s quarterly reports and are estimated in the table above as the annual cost of sale of accounts receivable in the Accounts Receivable footnote in the year-end annual financial reports, divided by four.

(b)	Adjusted EBIT is defined in the Indenture as (i) quarterly net income plus (ii) quarterly tax expense plus (iii) Adjusted Interest Expense.

(c)	Adjusted EBITDA is defined in the Indenture as (i) Adjusted EBIT plus (ii) quarterly depreciation and amortization.

(d)	Annualized Rent is defined in the Indenture as the annual rent expense of the most recently completed fiscal year, as disclosed in the lease commitment footnote of the annual consolidated financial statements.

(e)	Adjusted Debt is defined in the Indenture as (i) long-term debt and commercial paper plus (ii) long-term debt due within one year, including any junior subordinated debt, but excluding any preferred stock on the company’s balance sheet, plus (iii) 7 times Annualized Rent, plus (iv) amount sold under the Accounts Receivable Facility from the Accounts Receivable footnote in the company’s periodic financial reports.

(f)	Leverage Ratio is defined in the Indenture as (i) Adjusted Debt divided by (ii) (a) Adjusted EBITDA, times 4, plus (b) Annualized Rent.

(g)	Interest Coverage Ratio is defined in the Indenture as (i) (a) Adjusted EBIT, times 4, plus (b) one-third of Annualized Rent, divided by (ii) (a) Adjusted Interest, times 4, plus (b) one-third of Annualized Rent.

DESCRIPTION OF THE GUARANTEE

The guarantee will be executed and delivered by BNSF concurrently with the issuance by the trust of the trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. U.S. Bank will initially be appointed as guarantee trustee under the guarantee. This description summarizes the material terms and provisions of the guarantee and is subject to, and qualified in its entirety by reference to, all of the provisions of the form of guarantee (a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part). The guarantee trustee holds the guarantee for the benefit of the holders of the trust preferred securities.

Guarantee Payments

BNSF will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that BNSF, in its capacity as guarantor, may have or assert. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally and immediately available at that time;

•	the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally and immediately available at that time; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the junior subordinated notes held by the trust to holders of the trust preferred securities), the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities, to the extent the trust has funds legally and immediately available at the time; and

•	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

BNSF’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the trust preferred securities or by its causing the trust to pay those amounts to those holders.

The guarantee will be a guarantee of the payments with respect to the trust preferred securities from the time of issuance of the preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make those distributions or other payments. Therefore, if BNSF does not make interest payments on the junior subordinated notes held by the property trustee, the trust will not make distributions on the trust preferred securities.

Through the guarantee, the trust agreement, the junior subordinated notes and the indenture, taken together, BNSF will fully, irrevocably and unconditionally guarantee all of the trust’s obligations under the trust preferred securities to the extent the trust has funds available but fails to make payments when due. See “Relationship Among the Trust Preferred Securities, the Junior Subordinated Notes and the Guarantee.”

Status of the Guarantee

The guarantee will constitute an unsecured obligation of BNSF and will be subordinate and junior in right of payment, to the extent set forth in the guarantee, to all of BNSF’s senior indebtedness and pari passu in right of payment to the junior subordinated notes. See “Description of the Junior Subordinated Notes—Subordination” for the definition of senior indebtedness.

In addition, in the event of any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to BNSF, the guarantee might not cover the payment of distributions on the trust securities corresponding to deferred interest on the junior subordinated notes. See “Description of the Junior Subordinated Notes—Subordination.”

BNSF’s obligations under the guarantee will be structurally subordinated to all indebtedness and other liabilities of BNSF’s subsidiaries. In the event of an insolvency, liquidation, a bankruptcy proceeding or other reorganization of any subsidiary, since claimants under the guarantee should look only to BNSF and not to any of its subsidiaries for payments under the guarantee, all the existing and future liabilities of BNSF subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of those subsidiaries have the right to be satisfied prior to receipt by BNSF of any payment on account of BNSF’s status as a stockholder of its subsidiaries. See “Description of the Junior Subordinated Notes—Subordination.” The guarantee does not limit BNSF or any of its subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture or any other indenture that BNSF may enter into in the future or otherwise.

The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. It will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the junior subordinated notes.

Guarantee Events of Default

An event of default under the guarantee will occur upon (i) BNSF’s failure to perform any of its payment obligations thereunder or (ii) upon BNSF’s failure to perform any of its obligations under the guarantee agreement (other than a payment obligation) if the default resulting from that failure continues unwaived or unremedied after 60 days’ notice of the default to BNSF. The holders of more than 50% in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the trust preferred securities may institute a legal proceeding directly against BNSF to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

BNSF, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the guarantee.

Amendments and Assignment

Except with respect to any changes that do not materially and adversely affect the rights of holders of the trust preferred securities (in which case no consent will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority of the liquidation amount of the outstanding trust preferred securities. The manner of obtaining that approval will be as set forth under “Description of the Trust Preferred Securities—Voting Rights” and “Description of the Trust Preferred Securities—Amendment of the Declaration of Trust.” All guarantees and agreements contained in the guarantee will bind BNSF’s successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding. Except in connection with BNSF’s consolidation or merger or a conveyance, transfer or lease by BNSF of substantially all of its assets, BNSF may not assign its obligations under the guarantee.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	full payment of the applicable redemption price of all trust preferred securities; or

•	upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the junior subordinated notes to the holders of the trust preferred securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

Other than during the occurrence and continuance of a default by BNSF in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

We and some of our affiliates maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the guarantee trustee and their affiliates in the ordinary course of business.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR

SUBORDINATED NOTES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, BNSF’s obligations under the junior subordinated notes, the indenture, the declaration of trust and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities, to the extent described in this prospectus supplement. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities, to the extent described in this prospectus supplement. If and to the extent that BNSF does not make payments on the junior subordinated notes, the trust will not pay distributions or other amounts due on the trust preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay those distributions. In that event, a holder of trust preferred securities may institute a direct action directly against BNSF to enforce payment of those distributions to that holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the junior subordinated notes, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

•	the aggregate principal amount of the junior subordinated notes is equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

•	the interest rate and interest and other payment dates on the junior subordinated notes match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	BNSF shall pay for all and any costs, expenses and liabilities of the trust except the trust’s obligations to holders of the trust preferred securities under those trust preferred securities; and

•	the declaration of trust provides that the trust will not engage in any activity that is not consistent with the limited purpose of the trust.

Notwithstanding anything to the contrary in the indenture, BNSF has the right to set-off any payment it is otherwise required to make under the indenture with and to the extent BNSF has theretofore made, or is concurrently on the date of that payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if BNSF fails to make a guarantee payment, a holder of any trust preferred security may institute a legal proceeding directly against BNSF to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

A holder may institute a direct action against BNSF to enforce its rights under the declaration of trust only if a trust event of default has occurred and is continuing and is attributable to the failure of BNSF to pay interest or principal on the junior subordinated notes on the date that interest or principal is otherwise payable.

A default or event of default under any senior indebtedness of BNSF will not constitute an indenture event of default. In addition, in the event of payment defaults under, or acceleration of, senior indebtedness of BNSF, the subordination provisions of the indenture provide that no payments may be made in respect of the junior subordinated notes until that senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated notes would constitute an indenture event of default, but under the subordination provisions, no payment on the junior subordinated notes could be made by BNSF unless holders of BNSF’s senior indebtedness are paid in full.

Limited Purpose of Trust

The trust preferred securities evidence a beneficial interest in the trust, and the trust was created for the sole purpose of issuing the trust preferred securities and trust common securities and investing the proceeds thereof in the junior subordinated notes. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated notes is that a holder of junior subordinated notes is entitled to receive from BNSF the principal amount of and interest accrued on the junior subordinated notes, while a holder of trust preferred securities is entitled to receive distributions from the trust, including any amounts to be received upon redemption of the trust preferred securities, or from BNSF under the guarantee, if and to the extent the trust has funds available for the payment of those distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the junior subordinated notes, the holders of the trust preferred securities are entitled to receive, out of assets held by the trust after satisfaction of liabilities to creditors of the trust are provided by applicable law, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust.” Upon any voluntary or involuntary liquidation or bankruptcy of BNSF, the property trustee, as holder of the junior subordinated notes, would be a subordinated creditor of BNSF, subordinated in right of payment to all senior indebtedness, but entitled to receive payment in full of principal and interest before any common or preferred stockholders of BNSF receive payments or distributions. Since BNSF is the guarantor under the guarantee and has agreed to pay for all costs, expenses and liabilities of the trust, other than the trust’s obligations to the holders of the trust preferred securities, the positions of a holder of those trust preferred securities and a holder of those junior subordinated notes relative to other creditors and to stockholders of BNSF in the event of liquidation or bankruptcy of BNSF would be substantially the same.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

We will make a covenant (the “Replacement Capital Covenant”) at or around the time of the initial issuance of the junior subordinated notes. This description summarizes the material terms and provisions of the Replacement Capital Covenant. The Replacement Capital Covenant is subject to various additional terms and conditions and this description is qualified in its entirety by reference to the Replacement Capital Covenant, a copy of the form of which is available upon request from us.

We will covenant in the Replacement Capital Covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the junior subordinated notes that we will not redeem or repurchase, and we will cause the trust not to redeem or repurchase, junior subordinated notes or trust preferred securities on or before                     , 2040 except, with certain limited exceptions, to the extent that during the 180 days prior to the date of that redemption or repurchase we have received proceeds from the sale of specified securities with equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the junior subordinated notes. Our covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of our long-term indebtedness. The Replacement Capital Covenant is not intended for the benefit of holders of the junior subordinated notes or trust preferred securities and may not be enforced by them, and the Replacement Capital Covenant is not a part of the indenture for the junior subordinated notes.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or repurchase of trust securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

The Replacement Capital Covenant may be terminated if the holders of at least 51% by principal amount of the then existing covered debt agree to terminate the Replacement Capital Covenant, or if we no longer have outstanding any indebtedness that qualifies as covered debt, and will be terminated on                     , 2040 if not so terminated earlier.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations of the ownership of trust preferred securities by United States Holders (as defined below) and non-United States Holders (as defined below), as of the date of this prospectus supplement. Except where noted, this summary deals only with trust preferred securities held as capital assets by holders who acquired trust preferred securities upon their original issuance at their initial offering price. Some holders (including persons that are not United States persons, banks, insurance companies, tax-exempt organizations, financial institutions, persons whose functional currency is not the U.S. dollar, persons subject to alternative minimum tax, broker-dealers, persons that hold the trust preferred securities as part of a straddle, hedge, conversion transaction or other integrated investment, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax) may be subject to special rules not discussed below. The discussion below does not address the effect of any state, local or foreign tax law.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement, and subject to change or differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below.

A “United States Holder” of a trust preferred security means a holder that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner of trust preferred securities other than a partnership who is not a United States Holder.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds trust preferred securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding trust preferred securities, you should consult your own tax advisors on this, as well as other issues.

Investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the trust preferred securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Notes

In connection with the issuance of the junior subordinated notes, Sidley Austin Brown & Wood LLP, tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the junior subordinated notes held by the trust should be classified for United States federal income tax purposes upon issuance as indebtedness of BNSF. That opinion will not be binding on the IRS or any court. The determination of whether an instrument is indebtedness for United States federal income tax purposes is an inherently factual one, dependent on all the facts and circumstances with no one factor being conclusive. If the IRS were to challenge successfully the classification of the junior subordinated notes as indebtedness, interest payments on the notes would be treated for such purposes as non-deductible dividends to the extent of current or accumulated earnings and profits. In the case of non-United States Holders, distributions treated as dividends would be subject to withholding of federal income tax, except to the extent provided by applicable income tax treaty. In addition, a non-United States Holder owning more than five percent of the trust preferred securities could be subject to federal income taxation on the sale or other disposition of such securities. The remainder of this discussion assumes that the classification of the junior subordinated notes as indebtedness of BNSF will be respected for United States federal income tax purposes.

Classification of BNSF Funding Trust I

In connection with the issuance of the trust securities, Sidley Austin Brown & Wood LLP will render its opinion to us and to the trust generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of trust securities generally will be considered the owner of an undivided interest in the junior subordinated notes. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those junior subordinated notes.

United States Holders

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the junior subordinated notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of trust preferred securities should include in gross income that holder’s allocable share of interest on the junior subordinated notes in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the junior subordinated notes would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be. Then, all stated interest on the junior subordinated notes would thereafter be treated as OID as long as the junior subordinated notes remained outstanding. In that event, all of a holder’s taxable interest income relating to the junior subordinated notes would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of trust preferred securities would be required to include in gross income OID even though neither we nor the trust will make actual payments on the junior subordinated notes, or on the trust preferred securities, as the case may be, during an extension period.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the trust preferred securities will constitute interest or OID, corporate holders of trust preferred securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the trust preferred securities.

Receipt of Junior Subordinated Notes or Cash Upon Liquidation of the Trust

Under the circumstances described in this prospectus supplement, junior subordinated notes may be distributed to holders in exchange for trust securities upon the liquidation of the trust. Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the junior subordinated notes equal to that holder’s aggregate tax basis in its trust preferred securities. A United States Holder’s holding period in the junior subordinated notes received in liquidation of the trust would include the period during which the trust preferred securities were held by that holder. We describe the circumstances that may lead to distribution of the junior subordinated notes under “Description of the Trust Preferred Securities—Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust.”

Under the circumstances described in this prospectus supplement, the junior subordinated notes may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their trust preferred securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed trust preferred securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed trust preferred securities for cash. See “—Sales of Trust Preferred Securities” and “Description of the Trust Preferred Securities—Redemption.”

Sales of Trust Preferred Securities

A United States Holder that sells trust preferred securities will be considered to have disposed of all or part of its ratable share of the junior subordinated notes. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the trust preferred securities and the amount realized on the sale of those trust preferred securities. Assuming that we do not exercise our option to defer payment of interest on the junior subordinated notes and that the junior subordinated notes are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the trust preferred securities generally will be its initial purchase price. If the junior subordinated notes are deemed to be issued with OID, a United States Holder’s tax basis in the trust preferred securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the trust preferred securities since and including the date that the junior subordinated notes were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the junior subordinated notes required to be included in income, and generally will be a long-term capital gain or loss if the trust preferred securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the junior subordinated notes, the trust preferred securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying junior subordinated notes. In the event of that deferral, a United States Holder who disposes of its trust preferred securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the junior subordinated notes to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying junior subordinated notes deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the trust preferred securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the trust preferred securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Under current United States federal income tax law no withholding of United States federal income tax should apply to a payment on a trust preferred security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

•	the non-United States Holder is not a bank that acquired the trust preferred securities in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the trust preferred securities (including payments in respect of OID, if any, on the trust preferred securities) made to a Non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the trust preferred security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the trust preferred securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

Any gain realized on the disposition of a trust preferred security generally will not be subject to United States federal income tax unless:

•	that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a trust preferred security to a non-United States Holder, or to proceeds from the disposition of a trust preferred security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a trust preferred security is not held through a qualified intermediary, the amount of payments made on that trust preferred security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CERTAIN ERISA CONSIDERATIONS

ERISA imposes certain requirements on employee benefit plans subject to ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor (the “DOL”) has promulgated a regulation, 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a trust preferred security, the Plan’s assets will include both the trust preferred security and an undivided interest in each of the underlying assets of the trust, unless it is established that equity participation in the trust by employee benefit plans (including Plans and entities whose underlying assets include plan assets by reason of an employee benefit plan’s investment in the entity) is not “significant” within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in the trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the trust are deemed to constitute the assets of a Plan, transactions involving the assets of such trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a prohibited transaction statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any trust preferred security should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Depending on the identity of the Plan fiduciary making the decision to acquire or hold trust preferred securities on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions negotiated and entered into by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by an insurance company general account) or PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the trust preferred securities.

Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Fiduciaries of those plans should consult their counsel before purchasing the trust preferred securities to determine the need for, and the availability, if necessary, of any exemptive relief under any of those laws or regulations.

Each purchaser, acquirer or holder of a trust preferred security or any interest therein will be deemed to have represented and warranted by its purchase, acquisition or holding, as applicable, thereof that either:

(i) no assets of a Plan, a governmental plan, a church plan or any trust established with respect to a Plan, a governmental plan or a church plan have been used to acquire the trust preferred security or any interest therein; or

(ii) the purchase, holding and disposition of the trust preferred security, as well as the indirect purchase and holding of the junior subordinated notes, or an interest in any of the foregoing by a Plan, a governmental plan, a church plan or any trust established with respect to a Plan, a governmental plan or a church plan are and will be exempt from the prohibited transaction restrictions of ERISA, the Code and any provisions of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO SIMILAR LAW) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE TRUST PREFERRED SECURITIES.

UNDERWRITING

General

Subject to the terms and conditions of an underwriting agreement among us, the trust and the underwriters named below, the trust has agreed to sell to each of the underwriters named below, and each of the underwriters named below has severally agreed to purchase from the trust, the number of trust preferred securities set forth opposite its name below. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co. are acting as representatives of the underwriters.

Underwriter	Number of Trust Preferred Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Banc of America Securities LLC
Barclays Capital Inc.
J.P. Morgan Securities Inc.
Wachovia Capital Markets, LLC
Total

In the underwriting agreement the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all the trust preferred securities offered hereby if any of the trust preferred securities are purchased. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting underwriter may be increased or the underwriting agreement may be terminated.

We have agreed with the underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the trust preferred securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the trust preferred securities and junior subordinated notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify the offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose to offer the trust preferred securities directly to the public at the public offering price on the cover of this prospectus supplement, and to certain dealers at that price less a concession not in excess of $             per trust preferred security. The underwriters may allow, and those dealers may reallow, a discount not in excess of $             per trust preferred security to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the per unit public offering price of the trust preferred securities and the total public offering price, underwriting commissions and proceeds before expenses to us.

	Per Trust Preferred Security	Total
Public offering price	$	$
Underwriting commissions	$	$
Proceeds, before expenses, to us	$	$

Because the proceeds from the sale of the trust preferred securities and the common securities will be used to purchase the junior subordinated notes, we have agreed to pay to the underwriters the underwriting commissions set out above. We will pay all expenses, estimated to be approximately $            , associated with the offer and sale of the trust preferred securities.

No Sales of Similar Securities

We and the trust have agreed that, during the period beginning from the date of this prospectus supplement and continuing to and including the 60th day after the closing date for the purchase of the trust preferred securities, we will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of other trust preferred securities and we will not guarantee such trust preferred securities without the prior written consent of the representatives.

Because the National Association of Securities Dealers (the “NASD”) views the trust preferred securities as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD’s Conduct Rules.

Price Stabilization and Short Positions

In connection with the sale of the trust preferred securities, SEC rules permit the underwriters to engage in transactions that stabilize the market price of the trust preferred securities. These transactions may include bids or purchases to peg, fix or maintain the price of the trust preferred securities.

The underwriters may create a short position in the trust preferred securities in connection with this offering. That means they may sell a larger number of the trust preferred securities than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase trust preferred securities in the open market to reduce the short position. If the underwriters purchase the trust preferred securities to stabilize the price or to reduce their short position, the price of the trust preferred securities could be higher than it might be if they had not made those purchases.

Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the trust preferred securities. In addition, neither the underwriters nor we make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may suspend any of these activities at any time.

Settlement

We expect to deliver the trust preferred securities against payment for the trust preferred securities on or about the delivery date specified on the cover page of this prospectus supplement, which will be the third business day following the date of the pricing of the trust preferred securities.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of preferred securities to underwriters for sale to their online brokerage account holders. The representatives of the underwriters will allocate preferred securities to underwriters that may make Internet distributions on the same basis as other allocations. In addition, preferred securities may be sold by the underwriters to securities dealers who resell preferred securities to online brokerage account holders.

Penalty Bids

The underwriters also may impose a penalty bid on certain underwriters and selling group members. This means that, if the underwriters purchase trust preferred securities in the open market to reduce the underwriters’ short position or to stabilize the price of the trust preferred securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those trust preferred securities as part of this offering.

Other Relationships

Some of the underwriters and their affiliates have in the past and may in the future engage in transactions with, or perform services for, us in the ordinary course of their businesses. They have received customary fees and commissions for these transactions.

LEGAL MATTERS

The validity of the trust preferred securities will be passed upon on behalf of the trust by Richards, Layton & Finger, P.A.. The validity of the guarantee and the junior subordinated notes will be passed upon on behalf of BNSF by Mayer, Brown, Rowe & Maw LLP and on behalf of the underwriters by Sullivan & Cromwell LLP.

FORWARD-LOOKING STATEMENTS

We, our representatives, the trust and its representatives may periodically make written or oral statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which provides a safe harbor for the forward-looking statements made by us or on our behalf, or by the trust or on its behalf. Those forward-looking statements include statements included in this prospectus supplement and the accompanying prospectus and other filings with the SEC, and in reports to our shareholders. All statements contained or incorporated in this prospectus supplement and the accompanying prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future (including statements relating to future sales, earnings expectations, savings expected as a result of our volume growth and earnings per share expectations or statements expressing general optimism about future operating results) are forward-looking statements. These statements are made on the basis of management’s current views and assumptions with respect to future events in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate, and are not guarantees of future performance.

Words and phrases such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “projected,” “intends,” “plans,” “targets,” “likely,” “will,” “would,” “could,” “will likely result,” “may,” “are expected to” and similar expressions identify forward-looking statements.

Forward-looking statements in this prospectus supplement include, but are not limited to, the following:

•	The statement in “Description of the Junior Subordinated Notes—Optional Deferral of Interest” that we do not currently intend to defer interest on the junior subordinated notes.

•	The statement in “Description of the Trust Preferred Securities—General” that we anticipate that, until the liquidation, if any, of the trust, the property trustee will hold legal title to the junior subordinated notes for the benefit of the holders of the trust preferred securities and trust common securities.

•	The statement in “Description of the Trust Preferred Securities—Distribution of Junior Subordinated Notes Upon Dissolution and Liquidation of the Trust—Certain Tax Consequences of Distribution of Junior Subordinated Notes” that we expect that the trust will be treated as and will maintain its status as a grantor trust for United States federal income tax purposes.

Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. Important factors, risks and uncertainties which may cause actual results to differ from those expressed in our forward-looking statements, and which may influence a future decision by us to defer interest or which may result in a Mandatory Trigger Event, are set forth in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In particular, the achievement of projected levels of revenue, earnings, cash flow and debt levels, our incentive to pay interest when scheduled and our ability to avoid a Mandatory Trigger Event will depend on:

•	Economic and industry conditions: material adverse changes in economic or industry conditions, both in the United States and globally, changes in customer demand, effects of adverse economic conditions affecting shippers, adverse economic conditions in the industries and geographic areas that produce and consume freight, adverse economic conditions in our supplier base, competition and consolidation within the transportation industry, the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones, changes in fuel prices and other key materials and disruptions in supply chains for these materials, changes in the securities and capital markets, and changes in crew availability, labor costs and labor difficulties, including stoppages affecting either our operations or our customers’ abilities to deliver goods to us for shipment;

•

Legal and regulatory factors: developments and changes in laws and regulations, including those affecting train operations or the marketing of services, the ultimate outcome of shipper and rate claims subject to adjudication, economic re-regulation of the rail industry, developments in environmental investigations or proceedings with respect to rail operations or current or past ownership or control of real property, and developments or other types of claims and litigation, including those relating to personal injuries, asbestos and other occupational disease, the release of hazardous materials, environmental contamination and damage to property;

•	Operating factors: technical difficulties, changes in operating conditions and costs, commodity concentrations, the availability of equipment and human resources to meet changes in demand, the extent of BNSF’s ability to achieve its operational and financial initiatives and to contain costs, the effectiveness of steps taken to maintain and improve operations and network fluidity, including the management of the amount of traffic on the system to meet demand and the ability to acquire sufficient resources to meet that demand, congestion on other railroads, disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of BNSF Railway’s operating systems, structures, or equipment including the effects of acts of terrorism on the BNSF Railway’s system or other railroads’ systems; and

•	Other factors: other factors, risks and uncertainties discussed in “Risk Factors” above, in our Annual Report on Form 10-K for the year ended December 31, 2004 and in our other filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus.

We do not intend or undertake any obligation, and specifically decline any obligation, to publicly update or revise any of the forward-looking statements included in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, or otherwise. All future written and verbal forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may not occur.

WHERE YOU CAN FIND MORE INFORMATION

BNSF and the trust have filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 with respect to the securities offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information with respect to BNSF, the trusts and the securities offered under this prospectus supplement, you should refer to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements made in this prospectus supplement or the accompanying prospectus concerning the contents of any document filed as an exhibit to the registration statement are not necessarily complete, and in each instance are qualified by reference to the document filed as an exhibit.

BNSF files annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. The SEC maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov. You may also obtain copies of this information, as well as the registration statement and its exhibits, from the SEC’s Public Reference Room located at:

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) SEC-0330 for additional information on the Public Reference Room and the applicable copying charges.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you in this section directly to those documents. This information incorporated by reference is considered to be part of this prospectus supplement. In addition, the information that we file with the SEC in the future will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (File No. 001-11535);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (File No. 001-11535); and

•	Our Current Reports on Form 8-K filed on February 17, 2005, April 26, 2005, May 6, 2005, May 23, 2005, July 27, 2005, September 19, 2005 and December 2, 2005 (File No. 001-11535).

We also incorporate by reference our future filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (except that, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, including exhibits relating to those disclosures, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement and the accompanying prospectus) until the termination of the offering of securities made by this prospectus supplement and the accompanying prospectus. Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide without charge to any person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon request, a copy of any or all of the documents incorporated by reference in this prospectus supplement (other than exhibits not specifically incorporated by reference into the text of those documents). Oral or written requests for those documents should be directed to:

Burlington Northern Santa Fe Corporation

2500 Lou Menk Drive

Fort Worth, Texas 76131-2830

Attention: Investor Relations

Telephone: (817) 352-6861

PROSPECTUS

Burlington Northern Santa Fe Corporation

Debt Securities

BNSF Funding Trust I

Trust Preferred Securities

Fully and unconditionally guaranteed, as described in the prospectus by Burlington Northern Santa Fe Corporation

Burlington Northern Santa Fe Corporation (“BNSF”) may offer the debt securities as separate series in amounts, at prices, and on terms to be determined at the time of sale. For each offering, a prospectus supplement will accompany this prospectus and will contain all the terms of the series of debt securities for which this prospectus is being delivered.

BNSF Funding Trust I (“Issuer Trust”), a statutory business trust created under the laws of Delaware, may offer, from time to time, trust preferred securities granting holders an undivided beneficial interest in the property of the Issuer Trust. Terms of the trust preferred securities will mirror the terms of any debt securities held by the Issuer Trust. In addition, BNSF will guarantee payment of interest and/or principal on the trust preferred securities to the extent that it has paid such amounts to the Issuer Trust on the debt securities.

BNSF may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The accompanying prospectus supplement sets forth information regarding the underwriters or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents, and their controlling persons.

This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 8, 2005.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the debt securities described in this prospectus and any applicable prospectus supplement, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Currency amounts in this prospectus are stated in United States dollars, unless indicated otherwise.

BURLINGTON NORTHERN SANTA FE CORPORATION

BNSF is engaged primarily in railroad transportation through its principal operating subsidiary, BNSF Railway Company (“BNSF Railway”). BNSF Railway operates one of the largest railroad networks in the United States. BNSF Railway’s system consists of approximately 32,000 route miles of track in 28 states in the western two-thirds of the United States and two Canadian provinces. In particular, BNSF Railway serves all major ports in the western United States, certain Gulf ports and Mexican and Canadian gateways and important gateways to the eastern United States.

BNSF Railway derives a substantial portion of its revenues from transportation services provided by the following business groups: Consumer Products, which has a significant intermodal component and includes the business areas of international, direct marketing, truckload, intermodal marketing companies, automotive, and perishables and dry boxcar; Industrial Products, including the business areas of building products, construction products,chemicals and plastics, and petroleum products; Coal; and Agricultural Products.

BNSF’s principal executive offices are located at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830, telephone number (800) 795-2673.

BNSF FUNDING TRUST I

The Issuer Trust is a Delaware statutory business trust created solely for the purpose of issuing trust preferred securities, which will mirror the terms of any debt securities offered by BNSF. The payment of principal and/or interest on debt securities to the Issuer Trust by BNSF will be the sole assets of the Issuer Trust. The trust preferred securities issued by the Issuer Trust will represent undivided beneficial interests in the assets of the Trust.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth BNSF’s ratio of earnings to fixed charges for the periods shown.

	Nine Months Ended September 30,		Year Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Earnings to Fixed Charges(1)	4.59x	2.55x	3.06x	3.00x	2.93x	2.77x	3.46x

(1)	For purposes of this ratio, earnings are calculated by adding fixed charges (excluding capitalized interest) to pre-tax income or loss from continuing operations adjusted for equity method investee income. Fixed charges consist of interest on indebtedness (including amortization of debt discount and premium) and the portion of rental expense under long term operating leases representative of an interest factor.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, BNSF will use the net proceeds from the sale of the securities for general corporate purposes, including working capital, capital expenditures, and debt repayment, and to repurchase its common stock from time to time pursuant to its share repurchase program.

DESCRIPTION OF DEBT SECURITIES

General

BNSF will issue the debt securities under an Indenture (the “Indenture”), between BNSF and US Bank Trust, National Association, as Trustee. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. BNSF may issue the debt securities from time to time in one or more series. The particular terms of each series will be described in a prospectus supplement and may be different than those described here.

The summaries of certain provisions of the Indenture described below are not complete and are qualified in their entirety by reference to all the provisions of the Indenture. If BNSF refers to particular sections or capitalized defined terms of the Indenture, those sections or defined terms are incorporated by reference into this prospectus or the prospectus supplement.

BNSF is a holding company that conducts its operations through its operating subsidiaries. Accordingly, BNSF’s ability to pay principal and interest on the debt securities depends, in part, on its ability to obtain dividends or loans from its operating subsidiaries, which may be subject to contractual restrictions. In addition, the rights of BNSF and the rights of its creditors, including holders of the debt securities, to participate in any distribution of the assets of a subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors, except to the extent BNSF itself may be a creditor with recognized claims against the subsidiary.

The covenants in the Indenture will not necessarily afford the holders of the debt securities protection in the event of a decline in BNSF’s credit quality resulting from highly leveraged or other transactions involving BNSF.

BNSF may issue separate series of debt securities under the Indenture from time to time without limitation on the aggregate principal amount. BNSF may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) We may issue either senior or subordinated debt securities under the Indenture. The senior debt securities and, in the case of senior debt securities issued in bearer form, any related interest coupons, will constitute part of our senior debt and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities and, in the case of subordinated debt securities issued in bearer form, any related interest coupons, will be subordinated in right of payment to all of our senior indebtedness. The prospectus supplement for any series of subordinated debt securities or the information incorporated by reference in this prospectus will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter. The Indenture does not limit our ability to incur additional senior indebtedness. The applicable prospectus supplement will describe the detailed terms of any subordination provision for that series.

The applicable prospectus supplement will describe the following terms of the debt securities (to the extent applicable):

(1) the price of the debt securities;

(2) the title of the debt securities;

(3) the ranking of the debt securities;

(4) any limit on the aggregate principal amount of the particular series of debt securities;

(5) the principal payment date or dates;

(6) the interest rate at which the debt securities will bear interest, the date or dates from which interest will accrue, the interest payment dates and the associated regular record date for payment of interest;

(7) the place where principal and interest will be paid on the debt securities;

(8) whether and how debt securities may be redeemed;

(9) whether BNSF is obligated to redeem or purchase debt securities pursuant to any sinking fund or similar arrangement and if so, the terms of the arrangement;

(10) whether BNSF is obligated to purchase debt securities solely from proceeds of the sale of specified stock and if so, the terms of the arrangement;

(11) the denominations of the debt securities, if other than denominations of $1,000;

(12) whether the amount of principal or interest on the debt securities may be determined with reference to an index or pursuant to a formula and how the amounts will be determined;

(13) any foreign currency in which the principal or interest on the debt securities may be paid and the manner in which the principal amount thereof would be translated into the currency of the United States of America for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time;

(14) any alternate currency in which the principal or interest on the debt securities is to be payable and the periods and the terms for payment;

(15) how much of the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities if more or less than the entire amount;

(16) if the principal amount payable at the stated maturity of the debt securities will not be known any time before the stated maturity, the amount deemed to be the principal amount as of that date for any purpose (or, the manner in which the deemed principal amount is to be determined), including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of that date;

(17) the applicability of the provisions of the Indenture described under “Defeasance and Covenant Defeasance—Defeasance and Discharge” or “Defeasance and Covenant Defeasance—Defeasance of Certain Covenants”;

(18) whether any debt securities will be issued in the form of one or more global securities and, if so, the depositaries for the global securities, the form of any legend to be placed on the global securities in addition to or instead of the legend referred to under “Global Securities” and, if different from those described under “Global Securities”, any circumstances under which the global securities may be exchanged for registered debt securities, and how any transfer of the global securities may be registered, in the names of persons other than the depositary for the global securities or its nominee;

(19) whether the debt securities will be subject to optional interest rate reset provisions;

(20) whether the debt securities will be subject to optional extensions of maturity provisions;

(21) any addition to or change in the events of default applicable to the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

(22) the right or the obligation, if any, to extend interest payments and if so, the terms of the extension;

(23) the subordination of the terms of any series;

(24) whether and under what circumstances BNSF will pay additional amounts to any holder or any type of holder of a Security or of a trust related to a Security in respect of any tax, assessment o governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts (and the terms of any such option);

(25) any addition to or change in the covenants in the Indenture applicable to the debt securities; and

(26) any other terms of the debt securities. (Section 301)

Debt securities may be sold at a substantial discount below their principal amount. Any United States income tax considerations applicable to debt securities that provide for an amount less than the principal amount to be due and payable upon acceleration of the maturity of the security (commonly referred to as original issue discount securities) may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities which are denominated in a foreign currency may be described in the applicable prospectus supplement.

Form, Exchange and Transfer

BNSF will issue the debt securities of each series only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. (Section 302)

Holders may, at their option, but subject to the terms of the Indenture and the limitations that apply to global securities, exchange their debt securities for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

Subject to the terms of the Indenture and the limitations that apply to global securities, holders may exchange debt securities as provided above or present for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by BNSF. No service charge applies for any registration of transfer or exchange of debt securities, but the holder may have to pay any tax or other governmental charge associated with registration of transfer or exchange. The transfer or exchange will be made after the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. BNSF has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by BNSF for any debt securities will be named in the applicable prospectus supplement. (Section 305) BNSF may at any time designate additional transfer agents or cancel the designation of any transfer agent or approve a change in the office through which any transfer agent acts. However, BNSF will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

If the debt securities are to be partially redeemed, BNSF will not be required to:

•	issue or register the transfer of or exchange any debt security during a period beginning 15 days before the day of mailing of a notice of redemption and ending on the day of the mailing; or

•	register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Global Securities

Any of the debt securities may be represented by one or more global securities, which will have an aggregate principal amount equal to that of the debt securities they represent. Unless otherwise provided in the prospectus supplement, the global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), or other successor depositary appointed by BNSF (DTC or such other depositary is referred to in this prospectus as the “depositary”) and registered in the name of the depositary or its nominee. The global security will bear a legend regarding the restrictions on exchange and registration of transfer referred to below and any other matters as may be provided for in the Indenture. Debt securities will not be issued in definitive form unless the prospectus supplement states otherwise.

No global security may be exchanged for registered debt securities, and no transfer of a global security may be registered in the name of any person other than the depositary or its nominee unless:

•	the depositary has notified BNSF that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary as required by the Indenture;

•	an event of default occurs and continues with respect to the debt securities represented by the global security; or

•	there exist any other circumstances described in the applicable prospectus supplement. All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names that the depositary directs. (Sections 204 and 305)

The depositary has advised BNSF as follows: DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

When BNSF issues debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except when use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

When the depositary, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as described above, beneficial owners:

•	will not be entitled to have debt securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered the owners or holders of the global security or any debt securities represented by the global security for any purpose under the Indenture.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to BNSF as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of any principal of and interest on the debt securities represented by the global security registered in the name of the depositary or its nominee will be made by BNSF through the Trustee or a paying agent, which may also be the Trustee, to the depositary or its nominee as the registered owner of the global security. Neither BNSF, the Trustee, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

BNSF has been advised that DTC will credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from BNSF or the Trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, the paying agent or BNSF, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of BNSF or the paying agent, disbursement of those payments to direct participants shall be the responsibility of DTC and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.

The information in this section concerning the depositary and the depositary’s book-entry system has been obtained from sources that BNSF believes to be reliable, but BNSF takes no responsibility for the accuracy of this information.

Payment and Paying Agents

BNSF will pay interest on a debt security on any interest payment date to the registered holder of the debt security as of the close of business on the regular record date for payment of interest. (Section 307)

BNSF will pay the principal of and any premium and interest on the debt securities at the office of the paying agent or paying agents that BNSF designates. BNSF may pay interest by check mailed to the address of the person entitled to the payment as the address appears in the security register. BNSF has designated the corporate trust office of the Trustee in Hartford, Connecticut as BNSF’s sole paying agent for payments on the debt securities. Any other paying agents initially designated by BNSF for the debt securities will be named in the applicable prospectus supplement. BNSF may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. BNSF must maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

Any money paid by BNSF to a paying agent for the payment of the principal of or any premium or interest on any debt security which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable may be repaid to BNSF at BNSF’s request. (Section 1003)

Consolidation, Merger and Sale of Assets

BNSF may not consolidate or merge with any entity, or convey, transfer or lease substantially all of its properties and assets to any entity, and may not permit any entity to convey, transfer or lease substantially all of its properties and assets to BNSF, unless:

•	the successor entity (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes BNSF’s obligations on the debt securities and under the Indenture; and

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and continue. (Section 801)

Events of Default

Each of the following will constitute an event of default under the Indenture with respect to debt securities:

(1) failure to pay principal of or any premium on any debt security of that series when due;

(2) failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(3) failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform, or breach of, any other covenant or warranty of BNSF in the Indenture with respect to debt securities of that series (other than a covenant included in the Indenture solely for the benefit of a particular series other than that series), continued for 90 days after written notice has been given to BNSF by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the Indenture; and

(5) certain events involving bankruptcy, insolvency or reorganization. (Section 501)

If an event of default (other than an event of default described in clause (4) above that applies to all outstanding debt securities) with respect to the debt securities of any series at the time outstanding occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security or the principal amount of the debt security is not then determinable, the portion of the principal amount of the debt security, or other amount in lieu of the principal amount, as may be specified in the terms of the debt security, may be declared to be due and payable immediately as provided in the preceding sentence. If an event of default described in clause (4) above that applies to all outstanding debt securities occurs and continues, either the Trustee or the holders of at least 25% of the aggregate principal amount of all the debt securities then outstanding (treated as one class) may declare the principal amount of all the debt securities then outstanding to be due and payable immediately by giving notice as provided in the Indenture. If an event of default described in the preceding sentence applies to any debt security that is an original issue discount security, the portion of the principal amount of the debt security as may be specified in the terms of the debt security may be declared to be due and payable immediately as provided in the preceding sentence. After the acceleration of a series, but before a judgment or decree based on acceleration is rendered, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502) For information as to waiver of defaults, see “Modification and Waiver.”

If an event of default occurs and is continuing, generally the Trustee will be under no obligation to exercise any of its rights under the Indenture at the request of any of the holders, unless those holders offer to the Trustee reasonable indemnity. (Section 603) If the Trustee is offered reasonable indemnity under the Indenture, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; or

•	exercising any trust or power conferred on the Trustee with respect to the debt securities of that series. (Section 512)

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•	the holders of at least 25% of the aggregate principal amount of the outstanding debt securities of the relevant series have made written request, and the holder or holders have offered reasonable indemnity, to the Trustee to institute the proceeding; and

•	the Trustee has failed to institute a proceeding, and has not received from the holders of a majority of the aggregate principal amount of the outstanding debt securities of the relevant series a direction inconsistent with the request, within 60 days after the notice, request and offer. (Section 507)

However, the limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on any debt security on or after the applicable due date specified in the debt security. (Section 508)

BNSF will furnish annually a statement to the Trustee by certain of its officers as to whether or not BNSF, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all known defaults. (Section 1004)

Modification and Waiver

Modifications and amendments of the Indenture may be made by BNSF and the Trustee with the consent of the holders of a majority of aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, without the consent of the holder of each affected outstanding debt security:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2) reduce the principal amount of, or any premium or interest on, any debt security;

(3) reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of maturity;

(4) change the currency of payment of principal of, or any premium or interest on, any debt security;

(5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(6) reduce the percentage of the principal amount of outstanding debt securities of any series that is required to consent to the modification or amendment of the Indenture;

(7) reduce the percentage of the principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

(8) make certain modifications to the provisions with respect to modification and waiver. (Section 902)

The holders of a majority of the aggregate principal amount of the outstanding debt securities of any series may waive any past default or compliance with certain restrictive provisions under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series. (Sections 513 and 1009)

In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:

(1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable at that time if the debt security was accelerated to that date;

(2) if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of the debt security deemed to be outstanding as of that date will be an amount determined in the manner prescribed for the debt security; and

(3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for the debt security, of the principal amount of the debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in that clause).

Certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402 of the Indenture, will not be deemed to be outstanding. (Section 101)

BNSF will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, that action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or a shorter period as specified by BNSF (or the Trustee, if it sets the record date) and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the provisions of Section 1402, relating to defeasance and discharge of indebtedness, or Section 1403, relating to defeasance of certain restrictive covenants in the Indenture, will apply to the debt securities of any series or to any specified part of a series. (Section 1401)

Defeasance and Discharge. Section 1402 of the Indenture provides that BNSF may be discharged from all its obligations with respect to the debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust). To be discharged from those obligations, BNSF must deposit in trust for the benefit of the holders of the debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF may only do this if, among other things, BNSF has delivered to the Trustee an opinion of counsel to the effect that BNSF has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance and discharge were not to occur. (Sections 1402 and 1404)

Defeasance of Certain Covenants. Section 1403 of the Indenture provides that:

•	in certain circumstances, BNSF may omit to comply with certain restrictive covenants, including those described under “Negative Pledge” and any that may be described in the applicable prospectus supplement; and

•	in those circumstances, the occurrence of certain events of default, which are described above in clause (4) (with respect to the restrictive covenants) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an event of default with respect to the debt securities.

BNSF, to exercise this option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest on the deposited money or U.S. government obligations, will provide enough money to pay the principal of and any premium and interest on the debt securities on the stated maturities in accordance with the terms of the Indenture and the debt securities. BNSF will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If BNSF exercises this option with respect to any debt securities and those debt securities are accelerated because of the occurrence of any event of default, the amount of money and U.S. government obligations deposited in trust will be sufficient to pay amounts due on those debt securities at the time of their stated maturities but might not be sufficient to pay amounts due on those debt securities upon that acceleration. In that case, BNSF will remain liable for the payments. (Sections 1403 and 1404)

Notices

Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register. (Sections 101 and 106)

Title

BNSF, the Trustee and any of their agents may treat the registered holder of a debt security as the absolute owner of the debt security for the purpose of making payment and for all other purposes. (Section 309)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

Regarding the Trustee

The Trustee has lending and other customary banking relationships with BNSF.

PLAN OF DISTRIBUTION

BNSF may sell the securities:

•	through an underwriter or underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers, including affiliates of BNSF; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will contain the terms of the offerings of any securities. The initial public offering price and any discount or concessions allowed or reallowed to dealers may be changed from time to time. The applicable prospectus supplement will contain the expected time of delivery of the securities for which this prospectus is delivered.

If underwriters are used in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities if any are purchased. In connection with the sale of securities, underwriters may receive compensation from BNSF or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, agents or dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The securities may be sold in one or more transactions either at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. BNSF may also offer and sell the securities in exchange for one or more of its outstanding issues of or convertible securities or in the satisfaction of indebtedness.

BNSF may indemnify the underwriters, agents or dealers who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act of 1933. BNSF may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Underwriters, agents or dealers may be customers of, engage in transactions with or perform services for BNSF or subsidiaries of BNSF in the ordinary course of business.

If so indicated in a prospectus supplement, BNSF will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities from BNSF pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. These contracts will be subject only to those conditions contained in the prospectus supplement. The prospectus supplement will also contain the commission payable for solicitation of any of these contracts.

Offers to purchase securities may be solicited directly by BNSF and sales of securities may be made by BNSF directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any such sales will be described in the prospectus supplement relating to the securities. Except as contained in the applicable prospectus supplement, no director, officer or employee of BNSF will solicit or receive a commission in connection with direct sales by BNSF of the securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus may be passed upon for BNSF by the law firm of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, and for the underwriters, dealers, or agents, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of the Company incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU MAY FIND MORE INFORMATION

BNSF files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). BNSF’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document BNSF files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room, including copying fees.

BNSF has filed a registration statement with the SEC under the Securities Act of 1933. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that BNSF makes in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, BNSF refers you to the exhibit for a more complete description of the matter involved, and each statement that BNSF makes is qualified in its entirety by such reference.

The SEC allows BNSF to “incorporate by reference” the information it files with them, which means that BNSF can disclose important information to you simply by referring you to documents which BNSF has filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that BNSF files later with the SEC will automatically update and supersede this information. BNSF incorporates by reference all documents filed by it after the date of the initial registration statement but prior to the effectiveness of the registration statement, any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until completion of the sale of the securities to the public, and the following documents:

(1) Annual Report on Form 10-K for the year ended December 31, 2004;

(2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005; and

(3) Current Reports on Form 8-K filed on February 11, 2005, April 26, 2005, May 6, 2005, May 23, 2005, July 27, 2005, September 19, 2005, and December 2, 2005.

If you would like a copy of any of the documents incorporated by reference into this prospectus, please make your request in writing or by telephone to:

Burlington Northern Santa Fe Corporation

2500 Lou Menk Drive

Fort Worth, Texas 76131-2830

Attention: Vice President—Investor Relations

Telephone: (817) 352-6861

BNSF will provide you with the copies you request free of charge (other than the exhibits to the requested documents unless they are specifically incorporated by reference into the documents).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The registrant estimates that expenses in connection with the offering described in this registration statement will be as follows:

SEC Registration Fee	$53,500
Legal Fees and Expenses	$100,000
Accounting Fees and Expenses	$60,000
Rating Agency Fees	$244,000
Trustee’s Fees and Expenses	$10,000
Printing and Engraving Expenses	$100,000
Blue Sky Fees and Expenses	$0
Miscellaneous	$7,500

Total	$575,000

*	$46,000 of the SEC registration fee was previously paid to register Debt Securities under Registration Statement on Form S-3 (No. 333-99643).

Item 15.	Indemnification of Officers and Directors

BNSF is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (the “Delaware Statute”) provides for indemnification of directors, officers, and employees in certain situations. The Delaware Statute, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware Statute expressly permits indemnification for expenses, judgments, settlement payments, and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware Statute expressly provides for indemnification for expenses only, and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware Statute, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware Statute also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware Statute specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

The By-Laws of BNSF provide that BNSF shall indemnify and hold harmless, to the full extent permitted by law, any person made, or threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of BNSF, or served or serves as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, at the request of BNSF. BNSF has entered into agreements with each of its directors and officers, pursuant to which BNSF has agreed to indemnify such directors and officers to the fullest extent permitted by applicable law.

BNSF also maintains directors’ and officers’ liability insurance which purports to insure BNSF against certain costs of indemnification which may be incurred by BNSF pursuant to the foregoing provisions, and to insure directors and officers of BNSF against certain liabilities incurred by them in the discharge of their function as such officers and directors, except for liabilities resulting from their own malfeasance.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Index to Exhibits which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.	Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales of debt securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.

Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(2) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Fixed Rate/Floating Rate Trust Preferred Securities

BNSF Funding Trust I

         % Fixed Rate/Floating Rate Trust Preferred Securities

(Liquidation Amount $1,000 per Trust Preferred Security)

Guaranteed to the extent described in this prospectus supplement by

Burlington Northern Santa Fe Corporation

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.	Goldman, Sachs & Co.

Joint Book-Runners and Joint Structuring Coordinators

Co-Managers

Banc of America Securities LLC	JPMorgan
Barclays Capital	Wachovia Securities

December     , 2005